Exhibit 3.100
Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED FIFTY EIGHT
In Mexico City, Federal District on this day April first, two thousand eight, I, GERARDO FRANCISCO SAAVEDRA SILVA, Commercial Notary Public number Fifty in and for Mexico City, Federal District, hereby certify the change of corporate name of ALCOA CSI DE MEXICO EN ENSENADA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE (a limited liability corporation) for CSI EN ENSENADA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE (a limited liability corporation), as a result of the formalization of the minutes of the meeting of partners of such corporation held on March thirty one, two thousand eight, which was held upon request of Mr. Juan Carlos Quintana Serur, acting in his capacity as delegate thereof, under the following whereas and clauses:
WHEREAS
ONE.- By means of notarial instrument number nineteen thousand nine hundred thirty six, dated September twenty three, nineteen ninety eight, granted before Ana Patricia Bandala Tolentino, Esq., notary public number one hundred ninety five in and for Mexico City, Federal District, recorded before the Public Registry of Property and Commerce of Ensenada, Baja California, under folio number five million fifty three thousand three hundred thirty four, commercial section, ALCOA CSI DE MEXICO EN ENSENADA SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE (a business corporation) was incorporated having its corporate address in Ensenada, Baja California.
TWO.- By means of notarial instrument number twenty five thousand three hundred sixty seven, dated February twelve, two thousand two, granted before Ana Patricia Bandala Tolentino, Esq., notary public number one hundred ninety five in and for Mexico City, Federal District, recorded before the Public Registry of Property and Commerce of Ensenada, Baja California, under commercial folio number five million ninety three thousand six hundred twenty three, commercial section, restated article seventh of its corporate by-laws.
THREE.- By means of notarial instrument number one hundred thirty two thousand five hundred seventy six, dated November sixteen two thousand seven, granted before Guilebaldo Silva Cota, Esq., notary public number two in and for Ensenada, Baja
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED FIFTY EIGHT
California, recorded before the Public Registry of Property and Commerce of Ensenada, Baja California under folio number five million one hundred and seventy nine thousand two hundred ninety nine, commerce section, the transformation of the corporation into a SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE (a LIMITED LIABILITY CORPORATION) was certified, by restating the by-laws thereof in its entirety. Such notarial instrument certifies that the corporate name of the corporation is ALCOA CSI DE MEXICO EN ENSENADA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, having its address in Ensenada, Baja California, a duration of ninety nine years counted from the date of the organization thereof, a minimum fixed portion of capital stock of three thousand Pesos, Mexican Currency, being the variable portion of such capital stock unlimited, with a foreigner admission clause, and having as corporate purposes the following: 1.- To carry out all kind of industrial and commercial businesses, such as the manufacturing, production, assembly, packaging, processing, importation, exportation, purchase, sale, distribution and in general, trading with plastic products, including plastic caps related to the business of bottling beverages or related to any other bottles and related products, including the components thereof or parts use for wrappings and similar operations; 2.- To purchase, sell, import, export, storage, distribute and deliver equipment, parts, components, products, raw material and any other goods, according to the applicable laws to the industry, and to design, develop, manufacture, fabricate, assemble, maintain and repair all kind of products and merchandise; 3.- To request and obtain from the federal authorities all kind of exportation promotion programs, including without limitation the Program to Perform Manufacturing and Sub-Manufacturing Operations under any modality thereof and Sector Promotion Programs for the promotion and support of exportation, foreign trade and manufacturing and sub-manufacturing activities, including obtaining a registration as Highly Exporting Company (“ALTEX” as per its initials in Spanish ‘Empresa Altamente Exportadora’), as well as to obtain all authorized programs for companies with Programs for the Exportation Manufacturing Industry, according to the Executive Order for the Promotion of Manufacturing, In-Bond Manufacturing and Exportation Services Industry; 4.- To request and obtain from federal, state and/or municipal authorities, whether centralized or decentralized, including the Ministry of Treasury and Public Credit, all kind of authorizations, permits and renovations
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED FIFTY EIGHT
directly or indirectly related to the establishment of customhouse deposits; 5.- To maintain all kind of legal, trading and industrial relationships with individuals or legal entities to purchase, process, develop, supply, deposit, lease, sale, distribute, manufacture and assembly all kind of products or merchandise and the parts, accessories and components thereof; 6.- To provide administrative, technical counseling and services of any kind which are not limited under the Ley de Inversión Extranjera (Foreign Investment Law) in support of subsidiaries or affiliates; 7.- To hire advertisement services for itself or its affiliates in Mexico; 8.- To establish, lease, operate and acquire all kind of industrial plants, warehouses, exhibition rooms, facilities, offices and any other kind of real estate property or establishments necessary to perform its corporate purpose; 9.- To acquire, own, lease, sell and trade stocks, shares and other negotiable instruments in Mexico or abroad; 10.- To acquire, own, lease and sell all kind of real estate or personal property necessary to perform with its corporate purpose, including the formalization of trusts on property and other kind of transactions permitted under the law; 11.- To hire employees, managers and directors, agents, commission agents, attorneys-in-fact, representatives, intermediaries of all kind and distributors necessary to perform its corporate purpose; 12.- To grant or accept all kind of financing with or without security, to grant encumbrances, issue and negotiate all kind of negotiable instruments, including granting its own security and joint and several guarantees to third parties; 13.- To establish administrative offices, agencies, facilities and branches in Mexico and abroad; 14.- To obtain, acquire and own all kind of patents and trademarks and any other industrial and intellectual property rights and copyrights in Mexico and abroad; 15.- To receive and grant all kind of powers of attorney, to delegate them to its employees and executive officers, and to revoke them at any time; 16.- To represent or act as agent of all kind of commercial or industrial companies, domestic or foreign and to invest in the sale and trading of their products and services; and 17.- In general, to carry out and enter into all kind of legal actions and agreements, whether of civil, commercial and administrative nature related to its corporate purpose. The corresponding portion of the above mentioned instrument is hereinafter transcribed:
“... SECTION TWENTY FOURTH. MEETINGS OF PARTNERS.- The Meeting of partners duly called is the main management body of the corporation and its resolutions are binding even for absent or dissenting partners. SECTION TWENTY FIVE.- TYPES OF
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED FIFTY EIGHT
MEETINGS.- The Meetings of partners shall be ordinary and extraordinary. Except for extraordinary meetings all meetings shall be ordinary, including those resolving on the increase or reduction of the variable portion of capital stock. The Meetings hold to transact any of the following businesses shall be extraordinary... 2. Restatement of the by-laws...SECTION TWENTY EIGHT.- MEETINGS WITH THE ATTENDANCE OF ALL PARTNERS.- The Meeting may be held without need of notice of meeting neither the notice sent via certified mail as referred to before, nor any resolutions adopted thereat shall be duly effective in the following events: a. If from the beginning to the end of the Meeting the hundred percent (100%) of shares of capital stock is represented thereat... SECTION TWENTY NINE.- REPRESENTATION.- Partners shall be entitled to be represented at the Meeting by the individual or individuals they appoint through proxy signed by the interested party and two witnesses... SECTION THIRTY.- MINUTES OF THE MEETINGS.- The minutes of the Meetings or the resolutions adopted by unanimous consent of the partners shall be recorded in the corresponding book and shall be signed by at least the Chairman and Secretary of the Meeting...”
FOURTH.- The appearing party has submitted before me two pages written on one side only containing the minutes of the meeting of partners of ALCOA CSI DE MEXICO EN ENSENADA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, which was held at eight o’clock on March thirty first, two thousand eight, which is hereinafter transcribed:
“ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V.- In Ensenada, B.C., at 08:00 o’clock, on this day March 31, 2008, at the corporate address of ALCOA CSI de México en Ensenada, S. DE R.L. DE C.V., the partners of the corporation met through their attorneys-in-fact in order to hold an extraordinary meeting of partners.- MS. Fernanda Bonilla Becerril presided the meeting, assisted by Mr. Rodrigo Vázquez del Mercado as Secretary, since they have been appointed as such by unanimous vote of the partners who attended the meeting whether in person or by proxy.- The Chairman of the meeting appointed Mr. Rodrigo Vázquez del Mercado as examiner who accepted such appointment and performed it by counting the stocks held by the partners present or
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED FIFTY EIGHT
represented thereat.- After verifying the count, the examiner informed that the attendees owned or represented all stocks issued by the corporation, as follows:
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED FIFTY EIGHT

	N° and Series of
Partners	Stock	Total Value
Alcoa CSI de Mexico en Saltillo, S de R.L. de C.V., Tax Id Number: ACM981113BN3 represented by Mr. Rodrigo Vázquez del Mercado	1 A-1 Series	$1.00
GRUPO ALCOA, S. de R.L. de C.V., Tax Id Number: GAL920817H03 represented by MS. Fernanda Bonilla Becerril	1 A-1 Series and 1 A-2 Series	$158,951,955.00
TOTAL:		$158,951,956.00
In view of the foregoing, the Chairman of the meeting called the same to order since all partners holding all stocks issued by the Corporation were present thereat.- Then, the Secretary of the meeting proceeded to read the Agenda, which is as follows: AGENDA: 1. Change of corporate name and restatement of the by-laws of the corporation. 2. Appointment of special delegates.- Then, the partners resolved to jointly discuss all items of the Agenda, and after a brief discussion all partners present thereat by proxy adopted by unanimous vote, the following resolutions: FIRST RESOLUTION: IT IS RESOLVED, that effective from April 1st, 2008, the corporate name of the corporation shall be changed to CSI en Ensenada, and therefore, article second of the by-laws of the corporation shall be restated to read as follows: ARTICLE SECOND.- The corporate name of the corporation is CSI en Ensenada, to be always followed by the words Sociedad de Responsabilidad Limitada de Capital Variable (a limited liability corporation) or by the abbreviation thereof “S. de R.L. de C.V.”.- SECOND resolution: IT IS RESOLVED that any and all appointments made by the corporation under the previous corporate name and which as of this date are still effective, shall continue in full force and effect. THIRD RESOLUTION: IT IS RESOLVED that any and all powers of attorney and authorizations granted by the corporation under the previous corporate name and which as of this date are still effective, shall continue in full force and effect. FOURTH RESOLUTION: IT IS RESOLVED to authorize Messrs. Helen D. Golding, Juan Carlos Quintana Serur, Iván Ruiz Moreno and Silvia Ema Roldán Gregory, to act jointly or severally as special
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED FIFTY EIGHT
delegates of this meeting, to issue as many certified copies of these minutes as may be necessary and to appear before a notary public of their choice to formalize the corresponding minutes resulting from this meeting and the resolutions adopted thereat in a public instrument and to make the arrangements, whether directly or through a third party, to record such public instrument before the corresponding Public Registry of Commerce.- Since there was no other business to transact, the Agenda was taken as concluded, the meeting was adjourned after a brief recess taken to prepare the minutes, which were then read and approved by all those who were present thereat, and was signed by the Chairman and Secretary of the meeting for evidence purposes.- (Two initials).”
FIFTH.- The appearing party has stated under oath that the contents of the above transcribed minutes is authentic and that the signatures that appear thereon, belong to the individuals who signed the same, and that the corporation he represents has suffered no further restatement to its corporate by-laws.
SIXTH.- Attached hereto under letter A is a permit number zero-nine-zero-nine-four-zero-three (0909403), file number one-nine-nine-eight-zero-nine-zero-three-zero-three-three- three (199809030333), folio number zero-eight-zero-three-one-one-zero-nine-three-zero-zero-two (080311093002), issued by the Ministry of Foreign Affairs, General Bureau of Legal Affairs, dated March eleven, two thousand eight, authorizing ALCOA CSI DE MEXICO EN ENSENADA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE to change its corporate name.
CLAUSES
FIRST.- The minutes of the meeting of partners of Alcoa CSI de México en Ensenada, Sociedad de Responsabilidad Limitada de Capital Variable is hereby formalized, which was held at eight hours on March thirty one, two thousand eight, as transcribed in whereas four of this instrument.
SECOND.- In view of the foregoing, it is hereby certified that:
a) Alcoa CSI de México en Ensenada, Sociedad de Responsabilidad Limitada de Capital Variable has changed its corporate name into CSI EN ENSENADA, SOCIEDAD DE
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED FIFTY EIGHT
RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, and the resulting restatement of article second of the by-laws of the corporation, to read as follows:
“ARTICLE SECOND.- The name of the corporation is CSI en Ensenada, to be always followed by the words Sociedad de Responsabilidad Limitada de Capital Variable, or by the abbreviation thereof “S. de R.L. de C.V.”
b) That any and all appointments made by the corporation under the previous corporate name and which as of this date are still effective, shall continue in full force and effect.
c) That any and all powers of attorney and authorizations granted by the corporation under the previous corporate name and which as of this date are still effective, shall continue in full force and effect.
I the Commercial Notary Public hereby certify:
A) That the appearing party has stated that his principal has full capacity and sufficient powers, and that the powers vested upon him have not been revoked or limited, by evidencing such capacity by means of the document transcribed in whereas ten of this public document;
B) That I personally know the appearing party, who in my opinion has full capacity, since I have found no evidence of him lacking of such capacity and there is no indication that he is subject to any incapacity;
C) That the appearing party has stated to be a Mexican citizen, born in Mexico City, Federal District, on March six, nineteen sixty two, married, attorney-at-law, having his address at Bosque de Ciruelos one hundred eighty six, colonia Bosques de las Lomas, in this City;
D) That any and all references and transcriptions contained herein are consistent with the original documents, which I have seen;
E) That I have informed the appearing party of the contents of articles eighteen, forty four and forty five of the Reglamento de la Ley de Inversión Extranjera y del Registro Nacional de Inversiones Extranjeras (Regulations to the Foreign Investment Law and of the National Registry of Foreign Investments);
F) Regarding the provisions of eighth paragraph of article twenty seven of the Federal Fiscal Code, the appearing party has submitted before me tax identification certificates of the shareholders of his principal, and I have verified that the folios referred to in the above
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Gerardo Fco. Saavedra Silva
Commercial Notary Public No. 50 in and for the Federal District
PUBLIC INSTRUMENT No. ONE THOUSAND TWO HUNDRED FIFTY EIGHT
mentioned minutes are consistent with the ones set forth in such certificates, by keeping a photocopy thereof to be recorded in the files of this office;
G) That I have read this instrument before the appearing party to whom I have explained the scope and legal effects hereof, and who has signed this instrument jointly with the undersigned, since he is in conformity with the contents hereof on the same date of issuance. I attest.
Juan Carlos Quintana Serur (Initials)

Gerardo Francisco Saavedra Silva (Initials) (Authorizing Seal)
This is the first original instrument in order of issuance, for use of CSI EN ENSENADA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE (formerly ALCOA CSI DE MEXICO EN ENSENADA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE). This instrument has nine pages. I attest. Mexico City, Federal District on this day April first, two thousand eight.

/S/	<Notarial Seal that reads:> <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

GOVERNMENT OF THE STATE OF BAJA CALIFORNIA
Public Registry of Property and Commerce of Ensenada, B.C.

CERTIFICATE OF REGISTRATION	04-16-2008 12:39:21
THIS IS TO CERTIFY THAT THE DEED DESCRIBED HEREIN HAS BEEN RECORDED UNDER ELECTRONIC COMMERCIAL FOLIO No. 7158*3

Internal Control	Priority Date

14 *	APRIL / 08 / 2008
Registration History:
State: 2 Office: 3 Year: 1998 Book: 1099 Volume: 000 Section: 000
PIni: 00004 PFin: 00038
Corporate name:

CSI EN ENSENADA SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE
Encumbrances as of:

			Date
Folio ID	Deed	Description	Registered	Registration
7158 3	M2 Extraordinary Meeting 1		04-15-2008	1

	Registration Authentication Characters:
Registration Rights

Date	APRIL 08, 2008	Receipt of Payment No.: 750344
Amount	$1,094.10
Subsidy	$0.00
/S/
MS. KAREN CISNEROS SANCHES
Registrar of the Public Registry of Commerce

(Seal) Public Registry of Property and Commerce of the State of Baja California REGISTRATION OFFICE IN ENSENADA, B.C.	(Seal) GOVERNMENT OF THE STATE ENSENADA, BAJA CALIFORNIA DISPATCHED APRIL 16, 2008 PUBLIC REGISTRY OF PROPERTY AND COMMERCE
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

GENERAL BUREAU OF LEGAL AFFAIRS	EXHIBIT A
BUREAU OF PERMITS GRANTED UNDER
PROVISIONS OF ARTICLE 27 OF THE CONSTITUTION
CORPORATIONS DEPARTMENT	MINISTRY OF
FOREIGN AFFAIRS

PERMIT	0909403
FILE	199809030333
FOLIO	080311093002
          According to provisions of articles 27, section I of the Federal Constitution of the United Mexican States, 28, section V of the Ley Orgánica de la Administración Pública Federal (Organic Federal Public Administration Law), 16 of the Foreign Investment Law, and 15 and 18 of the Regulations to the Foreign Investment Law and of the National Registry of Foreign Investments, and with reference to the request submitted by Mr. GERARDO FRANCISCO SAAVEDRA SILVA, acting on behalf of ALCOA CSI DE MEXICO EN ENSENADA S DE RL DE CV, based on provisions of articles 34 section IV of the Reglamento Interior de la Secretaría de Relaciones Exteriores (Internal Regulations of the Ministry of Foreign Affairs), in force, and article sixth of the DECREE by means of which such regulations are restated vesting the public officers of the Ministry of Foreign Affairs referred to therein with powers, as published in the Official Gazette of the Federation on November 29, 2006, this permit is granted to change the corporate name of ALCOA CSI DE MEXICO EN ENSENADA S DE RL DE CV into the following corporate name:
CSI EN ENSENADA S DE RL DE CV
          This permit is granted without prejudice to provisions of article 91 of the Ley de la Propiedad Industrial (Industrial Property Law) and shall be null and void if within the next ninety days after the date of issuance hereof, the interested parties fail to appear before a notary public to execute the public instrument containing the restatement to the by-laws of the corporation in question, according to provisions of article 17 of the Regulations to the Foreign Investment Law and of the National Registry of Foreign Investments.
          Likewise, the interested party shall provide notice of the use of the authorized corporate name, by submitting this permit before the Ministry of Foreign Affairs within six months after the issuance hereof, according to provisions of article 18 of the Regulations to the Foreign Investment Law and of the National Registry of Foreign Investments.
Mexico City, Federal District, on this day March 11, 2008
THE DIRECTOR
/S/
MS. MARIA DE LOURDES OCHOA NEIRA
<Notarial Seal that reads: <Emblem> THE UNITED MEXICAN STATES. GERARDO FRANCISCO SAAVEDRA SILVA, Esq., COMMERCIAL NOTARY PUBLIC No. 50 IN AND FOR MEXICO CITY, FEDERAL DISTRICT>

Mr. Guilebaldo Silva Cota, Esq.
Notary Public No. 25
in and for ENSENADA, B.C., MEXICO
<A seal that reads:> NOVEMBER 21, 2007, PUBLIC REGISTRY OF PROPERTY AND COMMERCE.
     VOLUME NUMBER ONE THOUSAND TWENTY-SIX.
     PAGE NUMBER TWO HUNDRED TWELVE.
     NOTARIAL INSTRUMENT ONE HUNDRED THIRTY-TWO THOUSAND, FIVE HUNDRED SEVENTY-SIX.
     At the City of Ensenada, Baja California, Mexico, on November sixteenth, two thousand seven, before me, MR. GUILEBALDO SILVA COTA, ESQ., NOTARY PUBLIC NUMBER TWO in and for this Jurisdiction, on duty, appeared Mr. CARLOS CHAMBON ALVAREZ, as Special Representative of the Business Corporation “ALCOA CSI DE MEXICO EN ENSENADA”, S.A. DE C.V. who is personally known to me and I know that he has legal capacity to contract and bind himself and he has represented:
     That he hereby requests the PROTOCOLIZATION of MINUTES OF THE GENERAL ORDINARY MEETING held by the members of the Corporation on November sixth, two thousand seven.
     For such purposes, he submitted with the undersigned the original and a copy of such Minutes.
     Per request of the appearing party, I, the Notary, proceed to NOTARIZE and HEREBY NOTARIZE the Minutes of the Meeting above mentioned, which I had under sight and I enclose both to the appendix hereof and to the Certified Copy issued for such purposes; therefore such Minutes are hereby Protocolized under the terms of Articles seven (7), eight (8), one hundred eight (108) and one hundred thirteen (113) of the Ley del Notariado <Notarial Law> and Amendments thereto, for the State of Baja California, under the terms of the Agenda:
     1.- Proposal for transformation of the Business Corporation, from a Sociedad Anónima de Capital Variable <Variable-Capital Corporation> to a SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE <LIMITED LIABILITY, VARIABLE-CAPITAL CORPORATION>.
     2.- Discussion and approval of new By-laws of the Limited Liability, Variable-Capital Corporation.
     3.- Miscellaneous resolutions, in accordance with the new corporate reality.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

     4.- Representatives designation.
     In view of the foregoing I hereinbelow transcribe the most relevant items to be discussed:
     “... Regarding first item of the agenda, the General Extraordinary Meeting of Shareholders have, by unanimous vote, resolved to authorize the transformation of the Corporation ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. to a LIMITED LIABILITY, VARIABLE-CAPITAL CORPORATION.
     Regarding second item of the agenda, the chair person of the Meeting submitted the new draft for the by-laws, which were authorized by unanimous vote.
     Regarding item third of the Agenda, the chair person of the meeting informed the shareholders that in order to adapt the corporate reality to the new by-laws and the corporation nature, it is advisable to adopt the following resolutions:
     a).- To recognize original shares subscribed under the By-laws of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. and as of the transformation effective date shall be converted into partnership interests of ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V., likewise the chair person of the meeting recommended cancellation of the respective certificates of share and the issuance of certificates of export of new partnership interests to be as follows:

	PARTNERSHIP
	INTEREST	SERIES	AMOUNT	SERIES
SHAREHOLDERS	“A-1”	“A-2”	“A-1”	“A-2”	VOTES
Grupo Alcoa, S.A. de C.V.	1	1	$2,999.00	$158,948,956.00	158,951,955

Alcoa CSI de México en Saltillo, S.A. de C.V.	1		$1.00		1

TOTAL	2	1	$3,000.00	$156,948,956.00	158,951,956
     b).- Election of the members of the Board of Directors, who will have the powers, rights and obligations established under the law and the by-laws of ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V.

DIRECTOR	TITLE
CHARLES THOMAS COX	CHAIRMAN
ROBERT EUGENE SMITH	DIRECTOR
ADALBERTO VILLALOBOS RODRIGUEZ	TREASURER
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

     c).- Election of the officers of the corporation who will have the powers, authority, rights and obligations established by the law and the by-laws of ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V.

OFFICER	TITLE
JAVIER MARTINEZ DEL CAMPO LANZ	SECRETARY, NON-MEMBER OF THE BOARD OF DIRECTORS

MARIA DEL MAR HERRERIAS SORDO	ASSISTANT SECRETARY, NON-MEMBER OF THE BOARD OF DIRECTORS
     d).- Election of the members of surveillance committee, who shall have the powers and obligations established by the law and the by-laws of ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V.
     Mr. MIGUEL ANGEL PUENTE BUENTELLO is hereby elected as member of the surveillance committee.
     e).- All powers previously conferred upon by ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V. are hereby ratified under the terms of such powers which are herein reproduced by reference.
     Regarding fourth item of the agenda, the shareholders adopted by unanimous vote the resolution to appoint the following representatives to jointly or severally appear before the Notary Public of their choice to notarize the resolutions adopted at this meeting, as well as to record it with the Public Registry of Property and Commerce: RENE CACHEAUX AGUILAR, JOSEPH BRADSHAW NEWTON, FELIPE CHAPULA ALMARAZ, JORGE RAUL OJEDA SANTANA, ROBERT MICHAEL BARNETT, SERGIO MARIO OSTOS ITURBE, ANTONIO GERARDO CAMPERO PARDO, JUAN FRANCISCO LOPEZ MONTOYA, MARIO MELGAR FERNANDEZ, RAMON CONCHA HEIN, JUAN ANTONIO HUGO FRANCK SALAZAR, FLORIBERTO MORALES MOLINA, JUSTO BAUTISTA ELIZONDO, CLAUDIO ELOY VAZQUEZ CARDENAS, FRANCISCO JOSE PEÑA VALDES, MIRIAM NAME ALMANZA, JORGE SANCHEZ CUBILLO, FRANCISCO JOSE BARBOSA MIEMBRO, JOSE SOTO SOBERANES, IKER JOSE DIEGUEZ BONILLA, ROBERTA VILLARREAL PEÑA, ALVARO SOTO GONZALEZ, GIL MIGUEL SANDOVAL FERNANDEZ, ADRIAN SALGADO MORANTE, LUIS IGNACIO LOPEZ RODRIGUEZ and CARLOS CHAMBON ALVAREZ.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

CAPACITY
     Mr. CARLOS CHAMBON ALVAREZ proves the legal existence of his principal and his capacity with the document he submitted with the undersigned which I had under sight and returned to the interested party, upon prior certification to be attached both to the appendix to this notarial instrument and the certified copy to be issued.
     The appearing party PERSONAL DATA are:
     MR. CARLOS CHAMBON ALVAREZ, Mexican, date of birth is March eleven, nineteen fifty-six, place of birth Mexico City, Federal District, merchant, single, his domicile is Carretera Tijuana-Ensenada Km. 105-1 and he has paid the Income Tax in due course without having proving so for the time being.
     I, THE NOTARY, ATTEST: I.- That this deed is true.- II.- That the documentation inserted and referred to herein is true and complete copy from the original I had under sight.- III.- That I personally know the appearing party, and in my opinion he has the legal capacity to enter into this deed.- IV.- That I read this notarial instrument, explained the legal value and consequences hereof, and the appearing party agreed with the wording and contents and ratified it in my presence, in the granting place and date.- I ATTEST.
     CARLOS CHAMBON ALVAREZ.- Signature.- Before me, MR. GUILEBALDO SILVA COTA, ESQ., NOTARY PUBLIC NUMBER TWO.- Signature. Authorizing Seal of Notary. At Ensenada, Baja California, on November sixteenth, two thousand seven, I do authorize this notarial instrument, upon compliance with the requirements established under the Law.- I attest.- Initials.
MARGINAL NOTES
     FIRST NOTE.- On November sixteenth, two thousand seven, I attach to the appendix hereto the documents which are an integral part of this instrument. I attest.- Initials.
     THIS IS THE FIRST CERTIFIED COPY, FIRST IN ORDER, OF ORIGINAL INSTRUMENT ISSUED IN THREE PAGES AND EXHIBITS HERETO, DULY SEALED AND COMPARED.- I DO AUTHORIZE FOR USE BY ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V. AT THE CITY OF ENSENADA, BAJA CALIFORNIA, ON NOVEMBER SIXTEENTH, TWO THOUSAND SEVEN.- I ATTEST.
NOTARY PUBLIC NUMBER TWO
/S/
MR. GUILEBALDO SILVA COTA, ESQ.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

GOVERNMENT OF THE STATE OF BAJA CALIFORNIA
PUBLIC REGISTRY OF PROPERTY AND COMMERCE
This office hereby certifies that this instrument was recorded under:

Part: 5179299	Official Receipt: 28156
Registration Date: NOVEMBER 26, 2007	Date: NOVEMBER 21, 2007
Section: COMMERCE	Time: 11:50:41
Analyst: MS. IVONNE RAMOS GALINDO, ESQ.	Entry voucher: 733420

PROTOCOLIZATION OF MINUTES OF A MEETING

NOTARIAL INSTRUMENT	FIRST CERTIFIED COPY OF A NOTARIAL INSTRUMENT NUMBER 132576, VOLUME 1026, DATED NOVEMBER 16, 2007, GRANTED BEFORE NOTARY PUBLIC NUMBER 2 IN AND FOR ENSENADA, BAJA CALIFORNIA.

TYPE OF MEETING	GENERAL EXTRAORDINARY MEETING

PLACE AND DATE OF THE MEETING CORPORATE NAME AND/OR INCORPORATION AGREEMENTS	ENSENADA, BAJA CALIFORNIA, NOVEMBER 6, 2007

ALCOA CSI DE MEXICO EN ENSENADA S. DE R.L. DE C.V. DOMICILE: ENSENADA, BAJA CALIFORNIA AMONG MOST RELEVANT ITEMS OF THE AGENDA, THE FOLLOWING BUSINESSES WERE DISCUSSED:

FIRST ITEM: “... REGARDING FIRST ITEM OF THE AGENDA, IT WAS RESOLVED TO AUTHORIZE THE TRANSFORMATION OF THE CORPORATION ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. TO A LIMITED LIABILITY, VARIABLE-CAPITAL CORPORATION, WHICH WAS AUTHORIZED BY UNANIMOUS VOTE.

ITEM THIRD: IN ORDER TO ADAPT THE CORPORATE REALITY TO THE NEW BY-LAWS AND THE CORPORATION NATURE, IT WAS ADVISABLE TO ADOPT THE FOLLOWING RESOLUTIONS:

A).- TO RECOGNIZE ORIGINAL SHARES SUBSCRIBED UNDER THE BY-LAWS OF THE CORPORATION, AND AS OF THE TRANSFORMATION EFFECTIVE DATE SHALL BE CONVERTED INTO PARTNERSHIP INTERESTS, LIKEWISE THE CHAIR PERSON OF THE MEETING RECOMMENDED CANCELLATION OF THE RESPECTIVE CERTIFICATES OF SHARE AND THE ISSUANCE OF CERTIFICATES OF EXPORT OF NEW PARTNERSHIP INTERESTS TO BE AS FOLLOWS:

	PARTNERSHIP INTEREST
	SERIES		AMOUNT	SERIES
SHAREHOLDERS	“A-1”	“A-2”	“A-1”	“A-2”	VOTES

GRUPO ALCOA, S.A. DE C.V.	1	1	$2,999.00	$158,948,956.00	158,951,955

ALCOA CSI DE MÉXICO EN SALTILLO, S.A. DE C.V.	1		$1.00		1

TOTAL	2	1	$3,000.00	$156,948,956.00	158,951,955

B).- ELECTION OF THE MEMBERS OF THE BOARD OF DIRECTORS, WHO WILL HAVE THE POWERS, RIGHTS AND OBLIGATIONS ESTABLISHED UNDER THE LAW AND THE BY-LAWS OF THE CORPORATION ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V.

DIRECTOR	TITLE
CHARLES THOMAS COX	CHAIRMAN
ROBERT EUGENE SMITH	DIRECTOR
ADALBERTO VILLALOBOS RODRIGUEZ	TREASURER

C).- ELECTION OF THE OFFICERS OF THE CORPORATION WHO WILL HAVE THE POWERS, AUTHORITY, RIGHTS AND OBLIGATIONS ESTABLISHED BY THE LAW AND THE BY-LAWS OF ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V.

OFFICER	TITLE
JAVIER MARTINEZ DEL CAMPO LANZ	SECRETARY, NON-MEMBER OF THE BOARD OF DIRECTORS
MARIA DEL MAR HERRERIAS SORDO	ASSISTANT SECRETARY, NON-MEMBER OF THE BOARD OF DIRECTORS

- MR. MIGUEL ANGEL PUENTE BUENTELLO IS ELECTED AS A MEMBER OF THE SURVEILLANCE COMMITTEE

5179299
GOVERNMENT OF THE STATE OF BAJA CALIFORNIA
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

PUBLIC REGISTRY OF PROPERTY AND COMMERCE
This office hereby certifies that this instrument was recorded under:

Part:	5179299	Official Receipt: 28156
Registration Date:	NOVEMBER 26, 2007	Date: NOVEMBER 21, 2007
Section:	COMMERCE	Time: 11:50:41
Analyst:	MS. IVONNE RAMOS GALINDO, ESQ.	Entry voucher: 733420

PROTOCOLIZATION OF MINUTES OF A MEETING

SURVEILLANCE.

- ALL POWERS PREVIOUSLY CONFERRED UPON BY THE CORPORATION ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V. ARE HEREBY RATIFIED UNDER THE TERMS OF SUCH POWERS WHICH ARE HEREIN REPRODUCED BY REFERENCE.

AMONG OTHER ITEMS ON THE AGENDA DISCUSSED.

MEMBERS OF THE CORPORATION:	ALCOA CSI DE MEXICO EN ENSENADA S. DE R.L. DE C.V. DOMICILE: ENSENADA, BAJA CALIFORNIA

• ALCOA CSI DE MEXICO EN SALTILLO S.A. DE C.V.

• GRUPO ALCOA S.A. DE C.V.

NEW MEMBERS:	ALCOA CSI DE MEXICO EN ENSENADA S. DE R.L. DE C.V. DOMICILE: ENSENADA, BAJA CALIFORNIA

• ALCOA CSI DE MEXICO EN SALTILLO S.A. DE C.V.

• GRUPO ALCOA S.A. DE C.V.

BACKGROUND	Section: COMMERCE
Part: 5053334
Date: OCTOBER 15, 1998
Deed: INCORPORATION OF THE CORPORATION
THE REGISTRAR, OF PUBLIC REGISTRY OF PROPERTY AND COMMERCE
MS. MARGARITA FRIAS GRAJEDA, ESQ.
ADVANCED ELECTRONIC SIGNATURE:
Authenticity code: 189773
To verify the formalities authenticity visit: hhtpp://wwww.bajacalifornia.gob.mx//rppc

5179299
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

GENERAL EXTRAORDINARY MEETING OF
SHAREHOLDERS OF
ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V.
NOVEMBER, 2007
At Ensenada, Baja California, Mexico, at 8:00 am on November 6, 2007, at the corporate domicile of the corporation ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V., Mr. Jose Soto Soberanes on behalf of Grupo Alcoa, S.A. de C.V. and Mr. Francisco Jose Barbosa Niembro on behalf of Alcoa CSI de México en Saltillo, S.A. de C.V., met with the purpose to hold an Extraordinary General Meeting of Shareholders. Mr. Alvaro Soto González assisted to the meeting as special guest of shareholders.
By unanimous vote of those present, Mr. Jose Soto Soberanes was designated as the Chair person of the Meeting and Mr. Francisco Jose Barbosa Niembro acted as Secretary.
The Chair person of the Meeting designated Mr. Alvaro Soto González as the scrutineer, who upon accepting such position and inspecting the corresponding documentation, certified that all Eighty-five million seven hundred eighty-seven thousand, nine hundred ninety one (85,787,991) registered, common shares without par value, i.e., total shares of capital stock of the corporation ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. that as of this date is in the amount of One hundred fifty-eight million, nine hundred fifty-one thousand, nine hundred fifty-six Mexican Pesos and 00/100 (Mex$158,951,956.00) were represent at the Meeting, in accordance with following distribution:

	SHARES	SHARES
	MINIMUM FIXED	VARIABLE
SHAREHOLDERS	CAPITAL	CAPITAL	AMOUNT	VOTES
Group Alcoa, S.A. de C.V.	49,999	85,737,991	$158,951,954.00	85,787,990
Alcoa CSI de México en Saltillo, S.A. de C.V.	1	0	$2.00	1

TOTAL	50,000	85,737,991	$158,951,956.00	85,787,991
Since all shares of capital stock were represented thereat, the Chair person of the Meeting called it to order and declared valid the resolutions adopted at such Meeting, under the terms of Article 188 of the Ley General de Sociedades Mercantiles <General Business Corporations Law>.
Thereafter, the Chair person of the Meeting brought the following agenda unto consideration of shareholders, which was approved by unanimous vote of those present:
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

AGENDA
1.-	Proposal for transformation of the Business Corporation, from a Sociedad Anónima de Capital Variable <Variable-Capital Corporation> to a SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE <LIMITED LIABILITY, VARIABLE-CAPITAL CORPORATION>.

2.-	Discussion and approval of new By-laws of the Limited Liability, Variable-Capital Corporation.

3.-	Miscellaneous resolutions, in accordance with the new corporate reality; and

4.-	Representatives designation.
ITEM FIRST. Regarding first item of the agenda, the Chair person of the Meeting informed shareholders that he received a notice from the corporation management, whereby they are asking to discuss the corporation transformation terms, the corporation was duly incorporated as a Sociedad Anónima de Capital Variable <Variable-Capital Corporation>, this with the purpose to transform it to a Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation>.
The foregoing, as the Chair person of the Meeting said, because it is necessary and advisable to adopt a new statutory legal form with the purpose for ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. duly complies with its corporate purposes.
For such purposes, the Chair person read the draft for new by-laws provided by the corporation management.
The shareholders have, after analyzing and discussing the proposal of the Chair person of the Meeting, by unanimous vote:
RESOLVED
AT THE GENERAL EXTRAORDINARY MEETING OF SHAREHOLDERS
“1. The General Extraordinary Meeting of Shareholders have, by unanimous vote, resolved to authorize the transformation of the Corporation ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. to a Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation>.
2. The corporation will keep the name “ALCOA CSI DE MEXICO EN ENSENADA” followed by the words “Sociedad de Responsabilidad Limitada de Capital Variable” or its abbreviation by initials “S. DE R.L. DE C.V.”
3. Under statutory provisions, per resolution of the shareholders of the corporation and according to law, ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V. shall, as of the effective date of the transformation, become the holder and owner of any and all the assets, rights, prerogatives and licenses or authorizations granted, to date, to ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. In addition, ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V. shall assume and shall be the sole responsible for any and all obligations, liabilities, debts, commitments and responsibilities existing as of such date of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

4. The shareholders state that this transformation is with the purpose not to defraud any third parties or the payment of any amounts owed and payable by the transformed corporation. Therefore, and in accordance with and for the purposes of Article 225 of the General Business Corporations Law, the shareholders agree that payment of all debts of the corporation shall be assumed by the transformed corporation under same terms and conditions existing before the transformation.
5. The shareholders of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. agree that the transformation effective date (hereinafter referred to as the “Transformation Effective Date”) shall be 00:01 am, December 1, 2007, provided that on such date the notarial protocolization of these resolutions are duly recorded with Public Registry of Commerce of the corporate domicile of the Corporation.
6. Once the corporation transformation becomes effective on the Transformation Effective Date, the respective transformation notices will be given to the competent authorities of the Secretaría de Hacienda y Crédito Público <Ministry of Treasury and Public Credit> and any other pertinent entities of federal, state, municipal government of the corporate domicile of the corporation.
7. Immediately proceed to record with Public Registry of Commerce of the corporate domicile, the respective transformation resolutions, as well as to publish in the Official Gazette of Baja California, the corresponding transformation notice, in addition to last balance sheets of the corporation, in order to comply with the provisions under Article 223 of the General Business Corporations Law.
8. The effects of the corporation transformation to a Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation> shall become in force as of the Transformation Effective Date.
9. The respective registration on the Transformation Effective Date must be made in the corporate books of the corporation, indicating that the corporation was transformed and, thus, all registration corresponding as of such date shall be made in accordance with legal provisions applicable to any Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation>.”
ITEM SECOND. Regarding second item of the agenda, the Chair person of the Meeting informed shareholders that once the corporation transformation into a Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation>, they shall discuss and approve the new by-laws of ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V., which shall become unto effect as of the Transformation Effective Date.
In this regard, the Chair person of the Meeting read the draft for by-laws submitted by the management of the corporation ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V.
The shareholders have, after reviewing and discussing the said proposal, by unanimous vote,
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

RESOLVED
1.- The General Extraordinary Meeting of Shareholders have, by unanimous vote, resolved to adopt as of the Transformation Effective Date, the following by-laws which, as of such date shall govern the relationship, rights and obligations of the corporation between the shareholders and between the latter and their employees, third parties or other interested parties and between such shareholders, the Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation>, provided that the requirements set out under the resolutions contained in these minutes of the Meeting are complied with.
BY-LAWS OF
ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V.
CHAPTER I
NAME, DOMICILE, CORPORATE PURPOSES, DURATION AND NATIONALITY
ARTICLE FIRST. LEGAL REGIME. The Corporation is a limited liability, variable-capital corporation to be governed under these By-laws and as to anything not provided for hereunder, by applicable provisions of the General Business Corporations Law and the Ley de Inversión Extranjera <Foreign Investment Law>.
ARTICLE SECOND. NAME. The corporate name shall be “ALCOA CSI DE MEXICO EN ENSENADA” followed by the words “SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE” or its abbreviation by initials “S. DE R.L. DE C.V.”
ARTICLE THIRD. DOMICILE. The address of the Corporation is in the City of Ensenada, State of Baja California, Mexico, but the Corporation may establish any branches and agencies or agencies in any other place within the Mexican Republic or abroad and may establish domiciles for correspondence.
ARTICLE FOURTH.- CORPORATE PURPOSES.- The activities of the corporate purposes include the following activities: 1.- To carry out all type of industrial and commercial businesses, such as the manufacture, production, assembly, package, processing, import, export, purchase, sale, distribution and in general to trade with plastic products, including plastic caps within beverage bottles business or bottles of any other nature and related products, as well as components and parts used in packages and the like; 2.- To purchase, sell, import, export, store, distribute and deliver equipment, parts, components, products, raw material and any other goods according to industry applicable provisions, to design, develop, manufacture, produce, assembly, maintain and repair all type of products and merchandise; 3.- To apply for and obtain from federal authorities any type of export development programs, including without limitation the Manufacturing and Sub-manufacturing Operations Program, in any of its forms and Sector Promotional Programs for the development and support to export, foreign trade, and manufacturing and sub-manufacturing operations, including to obtain a registration as a Empresa Altamente Exportadora <Highl-volume Exporter Company> (“ALTEX”), as well as to obtain authorized programs from companies with Programs for Manufacturing Exportation Industry, under the terms of the Decree for the Development of Manufacturing, “Maquila” and Export
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

Services; 4.- To apply for and obtain from Federal, State and/or Municipal authorities either centralized, decentralized or deconcentrated, including the Ministry of Treasury and Public Credit, all type of authorizations, permits and renewals directly or indirectly related to the establishment of customhouse deposits; 5.- To have any type of legal, commercial and industrial relationships with individuals or corporations with the purpose to purchase, process, develop, supply, consign, lease, sell, distribute, manufacture and assembly all type of products or merchandise and parts, appurtenances and components thereof; 6.- To provide administrative, technical and service counseling of any type which is not restricted under the Foreign Investment Law, supporting subsidiary or affiliate companies; 7.- Contract publicity services for itself or for its affiliate companies in Mexico; 8.- To establish, lease, operate and acquire all type of industrial facilities, warehouses, trade show rooms, merchants, offices and any other type of real property or establishments as may be necessary to comply with the corporate purposes; 9.- To acquire, hold, lease, purchase, sale and market corporate assets, shares and other negotiable instruments in Mexico or abroad; 10.- To acquire hold, lease, and purchase and sale all type of personal and real estate property as may be necessary to comply with the corporate purposes, including the formalization of trusts on property and other type of operations permitted by law; 11.- To hire employees, managers and officers, agents, brokers, attorneys-in-fact, representatives, intermediaries of any type and distributors as may be necessary to comply with the corporate purposes; 12.- To grant and take loans in money with or without a security, to grant encumbers, issue and negotiate with all class of negotiable instruments, including the granting of its own guarantees and securities to third parties; 13.- To establish administrative offices, agencies, establishments and branches in Mexico and abroad; 14.- To obtain, acquire and hold all type of patents and trademarks and any other industrial or intellectual property rights and copyrights in Mexico and abroad; 15.- To receive and grant all kind of powers, delegate such powers to its employees and officers, as well as to revoke them at any time; 16.- To act on behalf of or act as agent of all type of commercial or industrial domestic or foreign companies and participate in the sale and marketing of products and services; and 17.- In general, to carry out all type of legal acts and enter into civil, commercial, administrative agreements and agreements of any other nature related to corporate purposes.
ARTICLE FIFTH. DURATION. The duration of the corporation will be for ninety-nine (99) years from the incorporation date, which shall be forthwith extended for ninety-nine (99) years, unless otherwise established under a resolution adopted by the Extraordinary Meeting of Shareholders.
ARTICLE SIXTH. NATIONALITY. The corporation is of MEXICAN NATIONALITY and any Mexican or foreign individuals and/or corporations may participate in the corporation, for such purposes incorporator shareholders shall agree and providing for that current or future foreign shareholders of the corporation will be subject to the following provision: “Current or future foreign shareholders who at the incorporation date or thereafter acquire any share or partnership interest in the corporation agree with the Ministry of Foreign Affairs to be considered as nationals regarding the shares and partnership interest, as well as the rights and obligations under any agreements entered into by the corporation and not to invoke for such reason the protection of their Government, subject to the loss of such shares, goods, rights or partnership interests to the benefit of Mexican Nation.”
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

CHAPTER II
CAPITAL STOCK AND PARTNERSHIP INTERESTS
ARTICLE SEVENTH. CAPITAL STOCK. The capital stock has a fixed portion and a variable portion. The minimum fixed capital stock is in the amount of Three thousand Mexican Pesos and 00/100 (Mex$3,000.00), fully subscribed and paid in by shareholders. Variable portion of capital stock of the corporation will be unlimited. Partnership interests representing the capital stock will be in two series, Series “A” representing contributions of Mexican shareholders and Series “B” representing contributions of foreign shareholders. Partnership interests representing fixed capital stock shall be Series “A-1” and “B-1”, respectively. Partnership interests representing variable portion of capital stock shall be Series “A-2” and “B-2”, respectively. The value of contributions in kind shall be authorized and approved by shareholders. Shareholders may not hold more than one partnership interest in the corporation of same series of capital stock. When a shareholder make a new contribution or acquires full or a fraction of a partnership interest of a joint shareholder, the respective amount of value of the corresponding partnership interest in the corporation will be increased. The Meeting of Shareholders authorizing the increase to capital stock will determine the features and conditions of such increase and of partnership interests to be issued.
ARTICLE EIGHTH. CERTIFICATES OF CAPITAL CONTRIBUTION. The corporation will issue certificates of capital contribution which cannot be considered as negotiable instruments. The transfer of partnership interests, provided that they are authorized under the terms of the By-laws of the corporation, shall be carried out by entering into the corresponding agreement. Shareholders of this sociedad de responsabilidad limitada (Limited Liability Corporation) shall be entitled to cast one vote per each Mexican Peso (Mex$1.00) representing their partnership interest.
ARTICLE NINTH. SHAREHOLDER’s REGISTRY. The corporation will keep a shareholders’ registry containing the name, nationality and domicile of each shareholders, as well as number of votes corresponding to each shareholder in accordance with his partnership interest. Any assignment of partnership interests by shareholders, provided that it is authorized under the terms of these By-laws shall be registered in the said registry, such registrations will be signed by Sole Administrator or the Secretary of the Board of Directors or a legal representative of the corporation having granted a general power of attorney for acts of administration.
ARTICLE TENTH. CAPITAL INCREASES AND PARTNERSHIP INTERESTS ASSIGNMENT OR NEW SHAREHOLDERS CONTRIBUTIONS. The capital stock may be increased by resolution of the Extraordinary Meeting of Shareholders, except in case of increase or reduction to variable portion of capital stock, which may be carried out by resolution of the Ordinary Meeting of Shareholders. In case of increase to capital stock, the shareholders will have, in proportion to value of their partnership interest, the preemptive right to subscribe the increase proposed. Such preemptive right shall be exercised within fifteen (15) days following the notice of the resolution approving the capital stock increase and eventual admission of new shareholder. However, if at voting time all capital stock is represented thereat, in person or by proxy, such term shall run from the date when the meeting is held and shareholders shall be deemed as duly notified on the resolution approving the increase to capital stock of the corporation.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

The corporation will maintain a stock variation registry to register any increase or reduction to capital stock, such registrations will be signed by the Sole Administrator or the Secretary of the Board of Directors and/or a legal representative of the corporation having granted a general power of attorney for acts of administration.
CHAPTER III
MANAGEMENT
ARTICLE ELEVENTH. MANAGEMENT OF THE CORPORATION. The business and affairs of the Corporation shall be managed by a Sole Administrator or the Board of Directors. The Directors will be elected by the Ordinary Meeting of Shareholders of the corporation and once appointed shall continue holding office until their successors are appointed and qualified. Likewise, the corporation may elect a Director to act as the Assistant Secretary without voting right. The compensation of the Sole Administrator or the Directors, if any, shall be determined by the Ordinary Meeting of Shareholders. The Sole Administrator or the Directors may be removed at any time by the Ordinary Meeting of Shareholders.
The Board of Directors shall, jointly, or the Sole Administrator of the corporation, as the case may be, be granted the following powers and authority to administer the corporation:
A. A GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION, with all general and special powers to be set forth under the Law, under the terms of Article 2554 second paragraph of Civil Code in force for Mexico City, Federal District, and relative articles of Federal Civil Code and of Civil Codes in force in the States of the Mexican Republic, as well as to grant and subscribe all type of public and private documents, waives and civil, commercial, administrative or any other type of waives and statements under the Law, to sign and subscribe any kind of tax returns, including statements regarding Social Security, SAR (Sistema de Ahorro para el Retiro <Retirement Savings System>), INFONAVIT (Instituto del Fondo Nacional de la Vivienda para los Trabajadores <National Workers’ Housing Fund Institute>) and those related to federal and local taxes of any nature, including payroll tax. The attorneys-in-fact will be authorized to carry out any kind of applications, consultations, formalities and requests of any type with any Federal, State and/or Municipal authorities, including the Value Added Tax refund requests. The attorneys-in-fact are also authorized to file any type of applications for permits and/or authorization with any governmental entity, import and export permits related thereto, as well as any custom formalities and actions with the Ministry of Treasury and Public Credit and any other Federal, State or Municipal entity.
B. A GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS, with all general and special powers to be set forth under the Law, under the terms of Article 2554 second paragraph of Civil Code in force for Mexico City, Federal District, and relative articles of Federal Civil Code and of Civil Codes in force in the States of the Mexican Republic, and to exercise such powers before any type of persons and any civil, criminal judicial and administrative authorities, Local and Federal labor authorities; specially to desist from any actions, compromise to arbitration, answer and make interrogatories, challenge, accept assignment of property, receive payments and deliver receipts and cancellations, to initiate civil, commercial, fiscal, administrative and any other
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

type of actions, civil or criminal actions, including filing and desist from the ‘amparo’ lawsuit on behalf of the Corporation and desist therefrom, file complaints, submit accusations or claims of any type, to act on behalf of the corporation in any criminal proceeding, to act as a co-party of the Attorney General, to grant pardons when appropriate, to submit evidence in criminal actions under the terms of Article Nine of the Code of Criminal Procedure for Mexico City, Federal District and relative Articles of Criminal Codes of the States of the Mexican Republic and Federal Code of Criminal Procedure.
C. A GENERAL POWER OF ATTORNEY FOR ACTS OF LABOR ADMINISTRATION, with all powers to act on behalf of employers under the terms and for the purposes of Articles 11, 46, 47, 134 section III, 523, 692 sections I, II and III, 786, 878, 880, 883 and 884 of the Ley Federal del Trabajo <Federal Labor Law>; the power of attorney granted to act in the name and on behalf of employer may be exercised in accordance with following powers which are included without limitation, the attorneys-in-fact may act before the union workers with whom the corporation enters into collective bargaining agreements; before workers personally considered and in general regarding any and all worker-employer matters and may be exercised before any Labor and Social Welfare authorities referred to in Article 523 of the Federal Labor Law; likewise, the attorneys-in-fact may appear before Local or Federal Conciliation and Arbitration Boards, consequently, they shall act on behalf of employer for the purposes of Articles 11, 46 and 47 of the Federal Labor Law and as legal representatives of the corporation for the purpose to prove the capacity within or without trial, under the terms of Article 692 Sections II and III of the Federal Labor Law; the attorneys-in-fact may appear to submit testimony evidence under the terms of Articles 787 and 788 of the Federal Labor Law, with power to make and answer interrogatories and submit evidence in all stages; the attorneys-in-fact may designate a domicile for correspondence under the terms of Article 876 of the Federal Labor Law; the attorneys-in-fact may appear in the capacity of employer with all sufficient legal liability to hearings set out in Article 873 of the Federal Labor Law in the three stages: conciliation, lawsuit and exceptions; to offer and admit evidence under the terms of Articles 875, 876 sections I and II, 877, 878, 879 and 880 of the Federal Labor Law; the attorneys-in-fact may appear to hearing to submit evidence under the terms of Articles 883 and 884 of the Federal Labor Law to enter into conciliation settlements, transactions, take any kind of decisions, negotiate and subscribe labor agreements; likewise they may enter into individual and collective bargaining agreements and terminate or rescind such agreements.
D. A POWER OF ATTORNEY FOR EXCHANGE AND BANKING MATTERS, with all powers necessary to: (i) enter into, grant and subscribe any type of credit operations contained in public or private instruments, as well as with power to subscribe, endorse, guarantee, collect, accept and in general negotiate with negotiable instruments, under the terms of Articles 9 and 85 of the Ley General de Títulos y Operaciones de Crédito <General Negotiable Instruments and Credit Operations Law>; and (ii) a general power of attorney for banking matters, so that the attorneys-in-fact may carry out in the name of the corporation all type of bank formalities and operations, open, manage and cancel all type of banking accounts and operations, including the power to provide instructions to credit institutions regarding the individuals authorized to sign cheques, make deposits, withdrawals or endorsement in all type of banking accounts.
ARTICLE TWELFTH. MEETINGS OF THE BOARD OF DIRECTORS. The meetings of the Board of Directors shall be held at the corporate domicile, unless other domicile is
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

designated by resolution of majority members. The resolutions of the Board of Directors shall be valid if adopted by majority members. In case of tie, the Chairman of the Board will have casting vote. Minutes will be prepared for each meeting of the Board of Directors to be signed by the Chairman of the Board and other Director and will be inserted to the minutes’ book maintained for such purpose. If the Chairman of Board of Directors does not attend the meeting, it may be chaired by any other Director. In order to establish the expense, investment and disbursement annual budget, the Board of Directors shall receive from the corporation officers the documentation, receipts, invoices, budgets and any other suitable documentation to be able to determine the corporation economical and financial condition. The shareholders of the corporation may, in due time, adopt the resolutions within the scope of their powers.
ARTICLE THIRTEENTH. RESOLUTIONS OF THE BOARD OF DIRECTORS BY UNANIMOUS CONSENT. Any type of resolution requiring the approval of the Board, including those referring to the businesses set out under the preceding Article, may be adopted without a meeting of the Board, provided that all Directors grant their consent in writing of the resolution so approved unanimously. In case of the need of previous notice of the meeting of the Board under the terms of these by-laws or the General Business Corporations Law, it will be deemed that Directors waive the notice of meeting in writing, before or after granting their consent in writing, which shall be deemed that such Directors received the notice of meeting for the decision making.
ARTICLE FOURTEENTH. RESPONSIBILITY OF DIRECTORS. The responsibility of Sole Administrator or the Directors shall be governed under the terms of Article 76 of the General Business Corporations Law.
ARTICLE FIFTEENTH. POWERS OF SOLE ADMINISTRATOR OR THE BOARD OF DIRECTORS. In addition to the powers conferred upon under these by-laws, the Sole Administrator or the Board of Directors, as the case may be, shall be the legal representatives of the corporation and thus, they are hereby granted a power of attorney for acts of administration, for lawsuits and collections, with all special powers to be set forth under law, in accordance with two first paragraphs of Article two thousand five hundred fifty-four (2554) of Civil Code in force for Mexico City, Federal District, and relative articles of Federal Civil Code and of Civil Codes in force in the States of the Mexican Republic, likewise the Sole Administrator or the Board of Directors, as the case may be, will be granted general powers to subscribe, negotiate, endorse or guarantee negotiable instruments, as well as to carry out credit operations on behalf of the corporation, including all type of formalities and banking, exchange and credit operations under the terms of Articles 9 and 85 of the of the General Negotiable Instruments and Credit Operations Law; To initiate and answer lawsuits, to challenge, settle, to submit to arbitration, to make and receive payments, to enter into agreements, to act on behalf of the corporation in any type of lawsuits or civil, commercial or labor lawsuits, to answer and make interrogatories, to submit criminal complaints and accusations and desist therefrom, to grant pardon, if applicable, to carry out any formalities and actions before administrative authorities to the best interest of the corporation, to initiate any type of proceedings, even the ‘amparo’ lawsuit and desist therefrom and from the ‘amparo’ lawsuit.
Without preventing the powers above-mentioned, the Sole Administrator or the Board of Directors, as the case may, are authorized, including without limitation to:
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

a)	Act on behalf of the corporation before any judicial, administrative or labor authorities exercising the above-mentioned powers;

b)	To carry out all actions and operations as may be advisable to comply with corporate purposes;

c)	To enter into, grant and subscribe any type of credit operations contained in public or private instruments, as well as with power to subscribe, endorse, guarantee, collect, accept and in general negotiate with negotiable instruments, under the terms of Articles 9 and 85 of the General Negotiable Instruments and Credit Operations Law, as well as to carry out on behalf of the corporation all type of bank formalities and operations, open, manage and cancel all type of banking accounts and operations, including the power to provide instructions to credit institutions regarding the individuals authorized to sign cheques, make deposits, withdrawals or endorsement in all type of banking accounts;

d)	To appoint and remove the officers, executives and employees of the corporation and assign their powers, obligations and compensation;

e)	To grant, delegate, substitute and revoke the general and/or special powers with the authority they may deem appropriate;

f)	To call for ordinary or extraordinary meetings and comply with the resolutions adopted thereat; and

g)	To encumber and/or create all type of encumbrances or guarantees on corporate assets.
The Chairman of the Board of Directors will have the powers and authority set out in this Article and the preceding sub-clauses, upon prior resolution of the Board of Directors of the corporation.
ARTICLE SIXTEENTH. POWERS OF SOLE ADMINISTRATOR OR MANAGER/PRESIDENT. The Sole Administrator or Manager/President, as the case may be, shall be the legal representative of the Board and of the corporation and shall comply with the resolutions without need of any special agreement giving instructions on the execution of such resolutions.
ARTICLE SEVENTEENTH. DIRECT ADMINISTRATION. The direct administration of the corporation shall be in charge of any one or more officers or executives who will be appointed by the Sole Administrator or by vote of majority Directors, as the case may be, or at the Ordinary or Extraordinary Meeting of Shareholders. These officers and executives shall have the powers and obligations as the Sole Administrator or Directors through the Manager/President or the shareholders may determine in the appointment and will exercise the powers conferred upon them as may be necessary. Such officers shall hold office until their appointment is revoked by resolution of the Directors or the Ordinary or Extraordinary Meeting of shareholders.
ARTICLE EIGHTEENTH. BONDS. The Sole Administrator or Directors shall not, upon appointment and qualification, be obliged to grant a bond to guarantee their duties.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

CHAPTER IV
SURVEILLANCE
ARTICLE NINETEENTH. SURVEILLANCE. The surveillance of the corporation shall be in charge of the Surveillance Committee designated by the shareholders at an Ordinary Meeting or by unanimous resolutions of the shareholders. Such Committee will be comprised by two or more members.
ARTICLE TWENTIETH. NEW MEMBERS OF THE BOARD OF DIRECTORS. New members of Surveillance Committee need not to be shareholders of the corporation, shall hold office until they are removed by the Ordinary Meeting of Shareholders and may be re-elected, continuing holding office until their successors are elected and qualified.
ARTICLE TWENTY-FIRST. RESTRICTIONS FOR THE MEMBERS OF THE SURVEILLANCE COMMITTEE. The following individuals may not be members of the Surveillance Committee:
a.	Those individuals who according to Law are unable to engage in commerce; and

b.	Blood relatives in straight line of Directors without any limitation of grade, collateral relatives within the fourth grade and second-degree relatives.
SECOND TWENTY-ARTICLE. POWERS AND OBLIGATIONS. The powers and obligations of the members of the Surveillance Committee are:
a.	To verify the operations, documentation, registries and other supporting evidence to the extent and level as may be necessary for the surveillance of the operations according to the Law and to produce an opinion set out in the following sub-clause;

b.	To submit an annual report to the General Ordinary Meeting regarding the veracity, sufficiency and reasonability of the documentation submitted by the Sole Administrator or Board of Directors, as the case may be, to such Meeting of Shareholders. This report shall include at least:
1.	The opinion of the Surveillance Committee about whether the accounting policies and criteria and information followed by the corporation are suitable and sufficient, taking into account the particular circumstance of the corporation;

2.	The Surveillance Committee opinion on whether the accounting policies and procedures have been consistently applied by the Sole Administrator or Board of Directors;

3.	The Surveillance Committee opinion on whether, as a result of the foregoing, the information submitted by the Sole Administrator or Board of Directors truly reflects in a sufficient manner the financial condition and results of the corporation;
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

c.	Any other according to the Law.
ARTICLE TWENTY-THIRD. BONDS. The members of the Surveillance Committee shall not be obliged to grant a bond to guarantee their duties
CHAPTER V
MEETINGS OF SHAREHOLDERS
ARTICLE TWENTY-FOURTH. MEETINGS OF SHAREHOLDERS. The Meeting of Shareholders is the supreme governing body of the Corporation and their resolutions shall be mandatory both for those absent and dissident.
ARTICLE TWENTY-FIFTH.- TYPE OF MEETINGS. The Meetings of Shareholders shall be Ordinary and Extraordinary. Except for Extraordinary Meetings, all meetings shall be Ordinary, including those held to approve any increase or reduction to variable portion of capital stock. The Meetings held to discuss the following businesses are Extraordinary Meetings:
1.	Increase or reduction to fixed capital stock contributions by shareholders;

2.	Amendment to the by-laws of the corporation;

3.	The merger, spin-off or transformation of the corporation;

4.	Early dissolution of the corporation; and

5.	Any other business requiring holding an Extraordinary Meeting according to the provisions of these by-laws or the law.
The resolutions by unanimous consent may be adopted without a Meeting of Shareholders, provided that all terms and conditions set forth in Article 82 of the General Business Corporations Law are complied with. In such cases, such consent may be sent by Mexican or US certified mail, acknowledgment receipt required. The shareholders representing one third of capital stock shall be entitled to call a Meeting as set out in second paragraph, Article 82 of the General Business Corporations Law.
ARTICLE TWENTY-SIXTH. ANNUAL MEETING. The Ordinary Meeting shall be held once in a year within the four months following the closing of fiscal year and shall discuss, besides the business included in the Agenda, the following businesses:
a)	To discuss, approve or amend the report of the corporate management referred to in Article 36 of these by-laws and expense, investment and disbursement annual budget proposed by the Sole Administrator or the Board of Directors, as the case may be, for the corresponding fiscal year, taking into account the report of the Surveillance committee, besides adopting any measures as the shareholders may deem advisable;
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

b)	Election, confirmation and/or removal of the Sole Administrator or the members of the Board of Directors, as the case may be, and the members of the Surveillance Committee;

c)	Determination of compensation of Sole Administrator or of Directors, and of the members of the Surveillance Committee.
ARTICLE TWENTY-SEVENTH. NOTICE OF MEETING. Notice of the Ordinary or Extraordinary Meetings of Shareholders shall be made by Sole Administrator or the Directors or members of the Surveillance Committee; however, shareholders representing at least thirty-three percent (33%) of capital stock may require in writing at any time the Sole Administrator or the Directors or members of the Surveillance Committee to call for an Ordinary or Extraordinary Meeting to discuss the businesses indicated in their request.
If the Sole Administrator or the Directors or members of the Surveillance Committee do not make the notice of meeting within fifteen (15) days following the request day, a Civil Judge or District Judge of the corporate domicile may make such notice of meeting upon request of interested parties representing at least thirty-three (33%) of capital stock, who, for such purposes shall prove their capacity as shareholders.
The notice of Ordinary and Extraordinary Meetings shall be made via certified mail acknowledge of receipt required, addressed to the domicile designated by each shareholder in the registry book, even if such domicile is abroad, at least eight days before the meeting date, unless a resolution is adopted by unanimous consent of shareholders.
ARTICLE TWENTY-EIGHTH.- MEETINGS ATTENDED BY ALL SHAREHOLDERS. A Meeting may be held without need to publish a notice of meeting or sending the notice of meeting by certified mail as above mentioned and the resolutions adopted thereat will be valid in the following cases:
a.	When since the beginning until adjournment of the Meeting one hundred percent (100%) of capital stock is represented thereat.

b.	When the Meeting is held in continuation to original Meeting and the day and time for the adjourned Meeting is notified thereat, provided that only the businesses indicated in first notice of meeting are discussed.
This provision shall not apply to resolutions adopted by the shareholders in accordance with unanimous consent rules under the terms of Article 82 of the General Business Corporations Law.
ARTICLE TWENTY-NINTH.- PROXIES. The shareholders shall have the right to attend the Meeting by proxy duly designated in writing signed by interested party and two witnesses. The shareholders may not be represented by the Sole Administrator or the Directors or members of the Surveillance Committee.
ARTICLE THIRTIETH. MEETINGS’ MINUTES. The minutes of Meetings or resolutions adopted by unanimous consent of shareholders will be inserted in the respective book and signed at least by the Chair person and Secretary of the Meeting, as well as the members of the Surveillance Committee attending the meeting. In case of resolutions by unanimous
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B. C., MEXICO.

consent, the Manager/President and any other Director will certify existence of resolution and will sign the meetings’ minutes book.
ARTICLE THIRTY-FIRST. CHAIR PERSON AND SECRETARY OF THE MEETINGS. The Meetings shall be chaired by Sole Administrator or the Manager/President, as the case may be or by the person designated by majority vote of shareholders present thereat. The Secretary of the Meeting shall be designated by majority shareholders present thereat.
ARTICLE THIRTY-SECOND. RESOLUTIONS ADOPTED BY THE ORDINARY MEETINGS. In order for an original Ordinary Meeting of Shareholders held to be valid, it shall be necessary that at least fifty-one percent (51%) of capital stock be represented thereat and the resolutions will be valid if adopted by affirmative vote of shareholders representing a majority of capital stock, unless the By-laws establish a higher percentage for specific cases.
ARTICLE THIRTY-THIRD. RESOLUTIONS ADOPTED BY THE EXTRAORDINARY MEETINGS. In order for an original Extraordinary Meeting of Shareholders held to be valid, it shall be necessary that at least seventy-five percent (75%) of capital stock be represented thereat and the resolutions will be valid if adopted by affirmative vote of shareholders representing at least fifty percent of capital stock of the corporation. However, to amend the corporate purposes of the corporation, unanimous consent of shareholders shall be required.
ARTICLE THIRTY-FOURTH. NOTICE OF ADJOURNED MEETING. If the Ordinary or Extraordinary Meetings cannot be held on the date fixed in the original notice of meeting, the notice of meeting shall be made again once or more times and the Meetings shall resolve the items of the agenda, provided that quorum and vote requirements are the same as for such adjourned meeting once or more times.
ARTICLE THIRTY-FIFTH.- RESOLUTIONS OF THE GENERAL MEETING OF SHAREHOLDERS BY UNANIMOUS CONSENT. Any type of resolution or resolutions to be discussed in general ordinary or extraordinary meetings of shareholders may be adopted without a meeting, without need of notice of meeting and shall be valid, if all shareholders grant unanimous consent in writing for the resolution or resolutions adopted, the respective meeting’s minutes will be signed by shareholders being entitled to vote on the business or businesses in question.
CHAPTER VI
FINANCIAL INFORMATION
ARTICLE THIRTY-SIXTH. ANNUAL REPORT. The corporation will, through and under the responsibility of Sole Administrator or the Board of Directors, as the case may be, bring unto consideration of the Annual Ordinary Meeting of Shareholders, an annual report including at least:
a.	A report of Sole Administrator or the Board of Directors, as the case may be, regarding the operations of the corporation within the fiscal year, as well as on the
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B.C., MEXICO.

policies followed by Sole Administrator or the Board of Directors, as the case may be, on principal existing projects;
b.	Information on principal accounting policies and criteria and information, applied in the preparation of financial statements;

c.	A statement showing the financial condition of the corporation as of closing of fiscal year;

d.	A report containing duly explained and classified the statements of the corporation during fiscal year;

e.	A statement of changes in financial condition during fiscal year;

f.	A statement of changes in corporate patrimony items;

g.	Notes necessary to complete or clarify the information provided in the foregoing statements.
The foregoing information will be accompanied by the report of the Surveillance Committee referred to in Article Twenty-Second of these By-laws.
CHAPTER VII
PROFITS AND LOSSES
ARTICLE THIRTY-SEVENTH. PROFITS. Profits shall be distributed in accordance with the following:
a.	First. A minimum five percent (5%) will be set apart to constitute and reconstitute the legal reserve fund, until reaching twenty percent (20%) of capital stock.

b.	Second. The amounts determined by the Meeting will be set apart to create special reserve, prevision or reinvestment funds, if any.

c.	Third. The amount corresponding to employees and workers profit sharing will be set apart, under the terms of the Federal Labor Law.

d.	Fourth. Once the shareholders approve the financial statements of fiscal year, the remaining will be capitalized, withheld in treasury, reinvested or distributed among all shareholders in proportion of the amount of their contributions or in accordance with the Meeting determination.
ARTICLE THIRTY-EIGHTH. LOSSES. The losses, if any, shall be redeemed by existing reserves.
ARTICLE THIRTY-NINTH.- LOSS AMORTIZATION. No profit sharing shall be made as long as losses suffered in one or more fiscal years before have been restituted or borne or the capital stock has been reduced
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B.C., MEXICO.

ARTICLE FORTIETH. INCORPORATORS. Incorporator shareholders retain for themselves no special sharing in the corporation as incorporators.
CHAPTER VIII
LIQUIDATION OF THE CORPORATION
ARTICLE FORTY-FIRST. DISSOLUTION AND LIQUIDATION. The corporation will be dissolved in any of the events set out in Article two hundred twenty-nine (229) of the General Business Corporations Law.
ARTICLE FORTY-SECOND. LIQUIDATORS. Once the corporation is dissolved, it will be liquidated, such process shall be in charge of one or more liquidators designated by the Extraordinary Meeting of Shareholders. If the Meeting does not make the liquidators appointment, then a Civil Judge or District Judge of the corporate domicile will appoint such liquidators upon request of any shareholder.
ARTICLE FORTY-THIRD. LIQUIDATION RULES. Unless otherwise expressly instructed by the Meeting approving the corporation liquidation, the liquidation shall be carried out according to the following general rules:
a.	Conclusion of pending businesses in such a manner as to prevent affecting the creditors and shareholders, considerably;

b.	Preparation of balance sheets and inventory;

c.	Credit collection and debts payment;

d.	Alienation of the corporation property and application of proceeds, first to pay the creditors and then to the benefit of shareholders in proportion of the interest amount in the corporation.
ITEM THIRD. Regarding item third of the Agenda, the Chair person of the Meeting informed the shareholders that in order to adapt the corporate reality to the new by-laws and the corporation nature, it is advisable to adopt the following resolutions:
a.	To recognize original shares subscribed under the By-laws of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. and as of the Transformation Effective Date shall be converted into partnership interests of ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V. Likewise, the Chair person of the meeting recommended to authorize the cancellation of the respective certificates of share and the issuance of certificates of capital contribution of new partnership interests.

b.	Designation or ratification of the members of the Board of Directors or, if any, the Sole Administrator, as well as assign their powers.

c.	Designation or ratification of the corporation officers, as well as assign their powers.

d.	Designation or ratification of the members of the Surveillance Committee, as well as assign their powers.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B.C., MEXICO.

The shareholders have, after analyzing and discussing the proposal of the Chair person of the Meeting and by unanimous vote,
RESOLVED
1. To recognize any and all shares issued to shareholders of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. which are duly registered in the shareholders registry of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. Consequently, in view of the transformation of the corporation to a to a Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-capital Corporation>, which shall become unto effect as of the Transformation Effective Date, instructions are hereby given to recognize the economical values represented by such shares with the purpose to recognize their original value in favor of any and all shareholders of the corporation, the partnership interests with economical value equivalent to their shares.
2. Instructions are hereby given to submit on the Transformation Effective Date all certificates of share representing the capital stock of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V., so that once such certificates are cancelled they are kept in the Treasury of the corporation.
3. This is to certify that under the terms of Article 62 of the General Business Corporations Law and the by-laws of ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V., the corporation will, as of the Transformation Effective Date, be reclassified and homologate the value of the corporation capital stock to become as fixed minimum capital of ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V. in the amount of Three thousand Mexican Pesos and 00/100 (Mex$3,000.00), represented by partnership interests Series “A-1” or “B-1”, as the case may be, and the amount of One hundred fifty-eight million nine hundred forty-eight thousand, nine hundred fifty-six Mexican Pesos and 00/100 (Mex$158,948,956.00) will correspond to variable portion of capital stock of the corporation, represented by partnership interests Series “A-2” or “B-2”, as the case may be
4. Shares of capital stock of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. will be transformed, as of the Transformation Effective Date into partnership interests, assigning each of the shareholders a partnership interest and for each One Peso 00/100 (Mex$1.00) they shall be entitled to cast one vote. Consequently, each shareholder will have one partnership interest, which shall represent an integral value and one vote per each One Peso 00/100 (Mex$1.00) of original contribution.
5. Each partnership interest will have a par value equivalent to former shares of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. In view of the foregoing, the partnership interests of ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V. will have Series “A” representing contributions of Mexican shareholders and Series “B” representing contributions of foreign shareholders. Partnership interests representing fixed capital stock shall be Series “A-1” and “B-1”, respectively. Partnership interests representing variable portion of capital stock shall be Series “A-2” and “B-2”, respectively. Distribution of partnership interests of the corporation shall be, as of the Transformation Effective Date, as follows:
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B.C., MEXICO.

	PARTNERSHIP
	INTEREST	SERIES	AMOUNT	SERIES
SHAREHOLDERS	“A-1”	“A-2”	“A-1”	“A-2”	VOTES
Grupo Alcoa, S.A. de C.V.	1	1	$2,999.00	$158,948,956.00	158,951,955

Alcoa CSI de México en Saltillo, S.A. de C.V.	1		$1.00		1

TOTAL	2	1	$3,000.00	$156,948,956.00	158,951,956
6. The foregoing partnership interests will, as of the Transformation Effective Date be considered as capital contributions to the initial capital stock of ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V. under the terms of Article Seventh of the by-laws. The General Meeting of Shareholders will, under the terms of the by-laws, determine the characteristic and Series corresponding to each future contribution of shareholders.
7. To proceed to deliver on the Transformation Effective Date, the certificates of capital contribution as partnership interests in favor of any and all shareholders, provided that such certificates will not be considered as negotiable instruments, but only as recognition of contributions of each of the shareholders.
8. To proceed on the Transformation Effective Date to cancel the Shareholders Registry of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. and open on such date the Shareholders Registry of ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V., under the terms of the applicable legal provisions.
9. This is to certify that ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V. will be administered, as of the effective date of the transformation of the corporation, by a Board of Directors to be comprised as follows, ratifying the members of the Board of Directors of the corporation transformed and making the corresponding appointments under the following terms:

DIRECTOR	TITLE
CHARLES THOMAS COX	CHAIRMAN

ROBERT EUGENE SMITH	DIRECTOR

ADALBERTO VILLALOBOS RODRIGUEZ	TREASURER
10. This is to ratify appointment of Messrs. Javier Martínez del Campo Lanz and María del Mar Herrerías Sordo as officers of the corporation, so that as of the corporation transformation effective date, their positions will be as follows:
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B.C., MEXICO.

OFFICER	TITLE
JAVIER MARTINEZ DEL CAMPO LANZ	SECRETARY, NON-MEMBER OF THE BOARD OF DIRECTORS

MARIA DEL MAR HERRERIAS SORDO	ASSISTANT SECRETARY, NON-MEMBER OF THE BOARD OF DIRECTORS
11. As long as the General Ordinary Meeting of Shareholders does not provides for otherwise, as of the Transformation Effective Date Mr. MIGUEL ANGEL PUENTE BUENTELLO is appointed as member of the Surveillance Committee of the corporation ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V.
12. This is to certify that acceptance of appointments for the positions of the persons as members of the Surveillance Committee of the corporation ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V., which shall become effective as of the corporation Transformation Effective Date without need to accept or require any bond to perform their duties, since it is not a necessary requirement under the terms of corporation By-laws.
13. This is to certify that both the members of the Board of Directors, officers above appointed, as well as the members of the Surveillance Committee of the corporation shall, as of the corporation Transformation Effective Date, have the powers, authority, rights and obligations provided for under the law and the By-laws of ALCOA CSI DE MEXICO EN ENSENADA, S. DE R.L. DE C.V.
14.This is to certify all powers previously granted by ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. under the terms thereof which are hereby reproduced by reference.
ITEM FOURTH. Regarding item fourth of the Agenda, the shareholders have, by unanimous vote,
RESOLVED
“Messrs. Rene Cacheaux Aguilar, Joseph Bradshaw Newton, Felipe Chapula Almaraz, Jorge Raúl Ojeda Santana, Robert Michael Barnett, Sergio Mario Ostos Iturbe, Antonio Gerardo Campero Pardo, Juan Francisco López Montoya, Mario Melgar Fermámdez, Ramón Concha Hein, Juan Antonio Hugo Franck Salazar, Floriberto Morales Molina, Justo Bautista Elizondo, Claudio Eloy Vázquez Cárdenas, Francisco José Peña Valdés, Miriam Name Almanza, Jorge Sanchez Cubillo, Francisco José Barbosa Niembro, José Soto Soberanes, Iker José Dieguez Bonilla, Roberta Villarreal Peña, Alvaro Soto González, Gil Miguel Sandoval Fernández, Adrián Salgado Morante, Luis Ignacio López Rodríguez and Carlos Chambon Alvarez are hereby appointed as representatives of this Meeting, so that they may, under the terms of Articles 5, 10 and 194 of the General Business Corporations Law, appear jointly or severally before the Notary Public of their choice to notarize the resolutions of this Meeting and order the recording of such protocolization with Public
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B.C., MEXICO.

Registry of Commerce corresponding to the corporation domicile. Likewise, the said representatives and other committees and corporate representatives, so that they fully comply with the resolutions adopted at this Meeting.”
The Chair person of the Meeting notified the shareholders that since there is no other business to transact, this Meeting is temporarily suspended for the time necessary to prepare the corresponding minutes, which was thereafter read, approved and signed according to the law and the by-laws of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V.
This is to certify that all shares of capital stock of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. were duly represented at the Meeting from the beginning and during the adoption of any and all resolutions.
The corresponding proxies and attendance list are attached to these minutes.
The Meeting was adjourned at 10:00 a.m. on November 6, 2007.

/S/	/S/

José Soto Soberanes	Francisco Jose Barbosa Niembro
Chair person of the Meeting	Secretary of the Meeting
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B.C., MEXICO.

ATTENDANCE LIST OF THE
GENERAL EXTRAORDINARY MEETING OF
SHAREHOLDERS OF
ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V.
NOVEMBER 2007
Attendance list of the General Extraordinary Meeting of Shareholders of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. held on November 6, 2007.

	SHARES OF	SHARES OF
	MINIMUM	VARIABLE
	FIXED	PORTION OF
	CAPITAL	CAPITAL
SHAREHOLDERS	STOCK	STOCK	AMOUNT	VOTES	SIGNATURES
Group Alcoa, S.A. de C.V.	49,999	85,737,991	$158,951,954.00	85,787,990	/S/
Alcoa CSI de México en Saltillo, S.A. de C.V.	1	0	$2.00	1	/S/

TOTAL	50,000	85,737,991	$158,951,956.00	85,787,991
The undersigned, Alvaro Soto González, in my capacity as scrutineer in the minutes of the Meeting referred to herein below hereby certify that all Eighty-five million, seven hundred eighty-seven thousand, nine hundred ninety-one (85,787,991) ordinary, registered shares with no par value, i.e., all shares of capital stock of the corporation ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. which to date is in the amount of One hundred fifty-eight million, nine hundred fifty-one thousand, nine hundred fifty-six Mexican Pesos and 00/100 (Mex$158,951,956.00) were represented at this Meeting.

/s/
Alvaro Soto-González,
Scrutineer

<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. GUILEBALDO SILVA COTA, ESQ. NOTARY PUBLIC NO. 2 IN AND FOR ENSENADA, B.C., MEXICO.

Ana Patricia Bandala Tolentino
Notary Public No. 195 in and for Mexico City, Federal District
     19,936                      HAVV/FCN*scm.V.462.F.33853
     NOTARIAL INSTRUMENT NINETEEN THOUSAND NINE HUNDRED THIRTY-SIX.
     AT MEXICO CITY, FEDERAL DISTRICT, on September twenty third, nineteen ninety eight, I ANA PATRICIA BANDALA TOLENTINO, Notary Public number one hundred ninety five in and for Mexico City, Federal District, hereby certify THE INCORPORATION OF THE CORPORATION granted by:
     “ALUTODO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE and “H-C INDUSTRIES DE MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, both herein represented by Mr. Ramiro Toledo Ramírez, under the following Articles:
ARTICLE FIRST
     The above mentioned corporations, through their representative above named hereby incorporate a Mexican Business Corporation <Sociedad Anónima de Capital Variable> to be named “ALCOA CSI DE MEXICO EN ENSENADA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.
ARTICLE SECOND
     The initial minimum capital stock of the Corporation is in the amount of FIFTY THOUSAND MEXICAN PESOS, fully subscribed and paid in by incorporators in cash, as follows:

SHAREHOLDER	SHARES	AMOUNT
“ALUTODO” SOCIEDAD ANONIMA	49,999	$49,999.00
DE CAPITAL VARIABLE (FORTY NINE THOUSAND NINE HUNDRED NINETY-NINE SHARES) (FORTY NINE THOUSAND NINE HUNDRED NINETY-NINE MEXICAN PESOS)

“H-C INDUSTRIES DE MEXICO”,	1	$1.00
SOCIEDAD ANONIMA DE CAPITAL VARIABLE (ONE SHARE) (ONE MEXICAN PESO)

TOTAL:	50,000	$50,000.00
TOTAL SHARES: FIFTY THOUSAND
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

TOTAL SUBSCRIBED AND PAID IN CAPITAL STOCK: FIFTY THOUSAND MEXICAN PESOS
ARTICLE THIRD
     The capital stock referred to in the preceding ARTICLE has been fully paid by incorporators in cash; and the appearing party recites that he is delivering the capital amount established to be deposited in the Corporation cashier.
ARTICLE FOURTH
     Fiscal years shall run from January first to December thirty first of each year. Except for first fiscal year that will run from the execution date of this notarial instrument and will end on December thirty first, nineteen ninety eight.
ARTICLE FIFTH
     The Corporation so incorporated will be governed by the BY-LAWS submitted by the parties, which were approved and executed by them and which I attach to the Appendix hereto as exhibit “ONE” in nine pages.
ARTICLE SIXTH
     The incorporators of “ALCOA CSI DE MEXICO EN ENSENADA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, through its above named representative, considering the execution of this instrument as its first General Ordinary Meeting of Shareholders, by unanimous vote,
RESOLVED
     I. That the corporation will be managed by a Sole Administrator and for such purposes, Mr. ROBERT S. WETHERBEE is hereby appointed as such, his term of office will be indefinite and will be granted all powers under the terms of law and the by-laws conferred upon a sole administrator.
     The Sole Administrator above designated has been warned that in order to perform his duties in Mexico, he will be required the corresponding authorization by the Secretaría de Gobernación (Department of the Interior).
     II. To designate Mr. CARLOS ARREOLA ENRIQUEZ as the Examiner of the Corporation.
     III. To designate the following officers of the Corporation:

NAME	TITLE
JESUS RAMIREZ	Chief Executive Officer

ROBERT E. SMITH	Vice President

RAMIRO TOLEDO RAMIREZ	Treasurer

JAVIER MARTINEZ DEL CAMPO LANZ	Secretary

CYNTHIA RENEE BOUCHOT PRECIAT	Assistant Secretary
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     IV. That the Sole Administrator and the Examiner and Officers above designated shall not be required to grant a bond to perform their duties.
     V. To grant in favor of Messrs. JESUS RAMIREZ, RAMIRO TOLEDO RAMIREZ and ROBERTO E. SMITH, the following powers and authority to act on behalf of the Corporation in any judicial or extrajudicial actions:
     A) A GENERAL POWER OF ATTORNEY for acts of domain, under the terms of third paragraph, article two thousand five hundred fifty four of Civil Code for Mexico City, Federal District and relative articles of the Civil Codes of the States of Mexican Republic, to be jointly exercised by any two of the attorneys-in-fact or one of them with other attorney-in-fact of the Corporation who is granted identical powers.
     B) A GENERAL POWER OF ATTORNEY for acts of administration, to be exercised jointly or severally under the terms of second paragraph, article two thousand five hundred fifty four of Civil Code for Mexico City, Federal District and relative articles of the Civil Codes of the States of Mexican Republic.
     C) A GENERAL POWER OF ATTORNEY for lawsuits and collections, to be exercised jointly or severally under the terms of article two thousand five hundred fifty four, first paragraph and two thousand five hundred eighty seven of Civil Code for Mexico City, Federal District and relative articles of the Civil Codes of the States of Mexican Republic where the mandate is exercised, consequently the attorneys-in-fact may sign claims, complaints and criminal accusations, act as a co-party of the Attorney General, under the terms of article one hundred eight and one hundred twenty of Criminal Code, to receive payments, to initiate any kind of civil, commercial, criminal, administrative, labor proceedings, lawsuits and remedies, even the ‘amparo’ lawsuit and desist therefrom; the attorneys-in-fact may act on behalf of the Corporation before any type of courts of any jurisdiction and exercise any type of actions, exceptions, defenses and counterclaims and to challenge arbitrators and arbitrators in equity as legal representatives of the Corporation.
     D) A POWER OF ATTORNEY to grant and subscribe negotiable instruments under the terms of Article Nine of the Ley General de Títulos y Operaciones de Crédito <General Negotiable Instruments and Credit Operations Law>, to be severally exercised regarding transactions not exceeding the equivalent in Mexican currency of the amount of Ten thousand US Dollars and 00/100 (USD$10,000.00), but that shall be jointly exercised
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

by any two of the attorneys-in-fact or one of them with other attorney-in-fact of the Corporation who is granted identical powers in transactions higher than such amount.
     E) A SPECIAL POWER OF ATTORNEY as ample as required under the Law, to open and close accounts with credit institutions and stock exchange and regarding such accounts, at any time, to cancel authorized signatures indicated and register the authorized signatures required under the terms notified to the corresponding credit institution or stock exchange, to be jointly exercised by any two of the attorneys-in-fact or one of them with other attorney-in-fact of the Corporation who is granted identical powers.
     F) A POWER OF ATTORNEY to act on behalf of the Corporation as EMPLOYER under the terms of article eleven of the Ley Federal del Trabajo <Federal Labor Law> in force (the “Law”) and in their capacity as legal and employer representatives of the Corporation, the attorneys-in-fact are authorized to act jointly or severally before worker unions with whom the Corporation enters into collective bargaining agreements and for any effects regarding collective conflicts; the attorneys-in-fact may act before workers personally considered and for any effects regarding individual conflicts and, in general, for any worker-employer matters and before labor and social welfare authorities referred to in article five hundred twenty three of the Law; the attorneys-in-fact are authorized to appear before Local or Federal Conciliation and Arbitration Boards; consequently, they may act as employer for the purposes of articles eleven, forty six, forty seven and as legal representatives of the Corporation with the purpose to prove their authority and capacity within or without trials, under the terms of article six hundred ninety two, second and third sections of the Law; the attorneys-in-fact may appear to submit confessional evidence under the terms of articles seven hundred eighty seven and seven hundred eighty eight of the Law, with powers to answer and make interrogatories and submit confessional evidence in all its parts; the attorneys-in-fact may designate domiciles for correspondence under the terms of article eight hundred sixty six of the Law; they may appear as legal representatives with all sufficient powers to hearing set out in article eight hundred seventy three in the three conciliation stages, lawsuit and exception and evidence offering and admission, under the terms of articles eight hundred seventy five, eight hundred seventy six, sections first and sixth, eight hundred seventy seven, eight hundred seventy eight, eight hundred seventy nine and eight hundred eighty of the Law; the attorneys-in-fact may also attend the hearing to submit evidence under the terms of articles eight hundred seventy three and eight hundred seventy four of the Law; likewise the attorneys-in-fact are authorized to propose conciliation settlements, to enter into
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

transactions, to make any type of decisions, negotiate and execute labor agreements and act as representatives of the Corporation as administrators, regarding and for any kind of labor lawsuits and procedures initiated with any authority. Likewise, the attorneys-in-fact may carry out labor agreements and rescind them and appear before the Instituto Mexicano del Seguro Social <Mexican Social Security Institute>, the Fondo Nacional para el Consumo de los Trabajadores <National Workers’ Consumption Fund> and before any other administrative or judicial authority.
     G) The attorneys-in-fact may revoke and grant general or special powers with same limitations of their powers but retaining, always, for themselves the general exercise of the mandate.
     VI.- To grant Messrs. JAVIER MARTINEZ DEL CAMPO LANZ, MANUEL ROMANO MIJARES, PEDRO SANTAMARINA NORIEGA, IGNACIO GOMEZ MORIN, MARIA TERESA GOMEZ FERNANDEZ DEL CASTILLO, CYNTHIA RENEE BOUCHOT PRECIAT, LILIANA ARENAS MUÑOZ, PALMIRA CAMARGO RUIZ GODOY, ENRIQUE AVILA DEL CASTILLO and ALEJANDRO VELASCO MANZANO, the following powers and authority to act on behalf of the Corporation in any judicial or extrajudicial actions:
     A) A GENERAL POWER OF ATTORNEY for acts of administration, to be exercised jointly or severally under the terms of second paragraph, article two thousand five hundred fifty four of Civil Code for Mexico City, Federal District and relative articles of the Civil Codes of the States of Mexican Republic.
     B) A GENERAL POWER OF ATTORNEY for lawsuits and collections, to be exercised jointly or severally under the terms of article two thousand five hundred fifty four, first paragraph and two thousand five hundred eighty seven of Civil Code for Mexico City, Federal District and relative articles of the Civil Codes of the States of Mexican Republic where the mandate is exercised, consequently the attorneys-in-fact may sign claims, complaints and criminal accusations, act as a co-party of the Attorney General, under the terms of article one hundred eight and one hundred twenty of Criminal Code, to receive payments, to initiate any kind of civil, commercial, criminal, administrative, labor proceedings, lawsuits and remedies, even the ‘amparo’ lawsuit and desist therefrom; the attorneys-in-fact may act on behalf of the Corporation before any type of courts of any jurisdiction and exercise any type of actions, exceptions, defenses and counterclaims and to challenge arbitrators and arbitrators in equity as legal representatives of the Corporation.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     C) A POWER OF ATTORNEY to grant and subscribe negotiable instruments under the terms of Article Nine of the General Negotiable Instruments and Credit Operations Law, to be severally exercised regarding transactions not exceeding the equivalent in Mexican currency of the amount of Ten thousand US Dollars and 00/100 (USD$10,000.00), but that shall be jointly exercised by any two of the attorneys-in-fact or one of them with other attorney-in-fact of the Corporation who is granted identical powers in transactions higher than such amount.
     D) A SPECIAL POWER OF ATTORNEY as ample as required under the Law, to open and close accounts with credit institutions and stock exchange and regarding such accounts, at any time, to cancel authorized signatures indicated and register the authorized signatures required under the terms notified to the corresponding credit institution or stock exchange, to be jointly exercised by any two of the attorneys-in-fact or one of them with other attorney-in-fact of the Corporation who is granted identical powers.
     E) The attorneys-in-fact may revoke and grant general or special powers with same limitations of their powers but retaining, always, for themselves the general exercise of the mandate.
PERMIT
     The Secretaría de Relaciones Exteriores <Ministry of Foreign Affairs> issued on September fourth, nineteen ninety eight a permit number “09031032”, file number “9809030333” that I am attaching to the Appendix hereto as exhibit “TWO”, which provides for the condition that the articles of incorporation shall contain a foreigner shareholder exclusion clause, under the terms of Article thirty or the agreement set forth in Article thirty one, both of the Regulations to the Ley para Promover la Inversión Mexicana y Regular la Inversión Extranjera <Law to Promote Mexican Investment and Regulate Foreign Investment>, therefore to comply with such provision, the appearing party agrees:
     “Any foreigner who at the incorporation act or thereafter may acquire an interest or partnership interests in the corporation, agree with the Ministry of Foreign Affairs of the United Mexican States to be considered as nationals regarding the said interests, as well as any goods, rights, concessions, participations or partnership interests or interest hold by the corporation, or any rights and obligations resulting under any agreements to which the corporation is a party and entered into with the Mexican authorities and not to invoke for such reason the protection of their Government, subject to the loss of such partnership interests to the benefit of Mexican Nation.”
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

CAPACITY
     Mr. Ramiro Toledo Ramírez proves his capacity as follows:
     A) AS THE REPRESENTATIVE OF “ALUTODO” SOCIEDAD ANONIMA DE CAPITAL VARIABLE.- By means of a notarial instrument number three hundred twenty three, dated April twenty fourth, nineteen ninety six, granted before Mr. Fernando Manuel Ramos Arias, Esq., Notary Public number twenty one in and for the Municipality of Zapopan, Jalisco, recorded on following May twentieth with Public Registry of Property and Commerce of the City of Guadalajara, Jalisco, Mexico, under number three hundred twenty three, book six hundred four, First Book of Registry of Commerce, under which “ALUTODO” SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, therein represented by Mr. Celso Sardelli, conferred upon him, among other powers, a general power of attorney for acts of administration and a power of attorney to grant and subscribe negotiable instruments.
     Such notarial instrument, with the corresponding information and insertions contained therein, the legal existence and capacity of grantor corporation were proved (its domicile is the City of Guadalajara, Jalisco, Mexico; duration ninety nine years from August thirteenth, nineteen ninety two; fixed minimum capital in the amount of fifty million Mexican Pesos (currently fifty thousand Mexican Pesos), and the activities of corporate purposes, among others, are: the purchase, sale, transformation, distribution and general trade of all kind of metallic and non-metallic products),as well as the authority and powers of grantor.
          B) AS THE REPRESENTATIVE OF “H-C INDUSTRIES DE MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.- By means of a notarial instrument number eleven, dated February seventeenth, nineteen ninety five, granted before Mr. Valeriano Valdés Valdés, Esq., Notary Public number twenty in and for the City of Saltillo, Coahuila, Mexico, without providing the undersigned with recording data, thus “H-C INDUSTRIES DE MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE therein represented by its Chief Executive Officer, Mr. Jorge Pablo San Pedro Gutiérrez, conferred upon him, among other powers, a general power of attorney for acts of administration and a power of attorney to grant and subscribe negotiable instruments.
     Such notarial instrument, with the corresponding information and insertions contained therein, the legal existence and capacity of grantor corporation were proved (its domicile is the City of Saltillo, Coahuila, Mexico; duration ninety nine years from January twentieth, nineteen ninety two; fixed minimum capital in the amount of ten million Mexican Pesos (currently ten thousand Mexican Pesos), and the activities of corporate purposes,
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

among others, are: the purchase, sale, import and export of all kind of covers, caps and plugs), as well as the authority and powers of grantor.
     CERTIFY: 1.- That the appearing party identified himself with the undersigned Notary Public with the document mentioned in his personal data, and in my opinion he has legal capacity to carry out this deed; 2.- That the appearing party states that his respective representatives have legal capacity and that the powers granted to him have not been revoked or limited; 3.- That HIS PERSONAL DATA are: Mexican, born in Espinal, Oaxaca, Mexico on February first, nineteen fifty five, married, public accountant, domicile: Polinesia 682, colonia Oceanía, Saltillo, Coahuila, Mexico, in transit by this city to execute this instrument and identifies himself with a Type “A” driver license, issued by the competent authority of the State of Coahuila, that before this day I had under sight and a photocopy of which, duly certified by the undersigned as compared to the original, I attach to the Appendix hereto as Exhibit “TREE”; 4.- That the said information and insertion is true copy from the original documents I had under sight; 5.- That I entirely read this notarial instrument to the appearing party and explained the value and legal consequences of such instrument; and 6.- Once the appearing party was aware on the contents hereof and ratified it as his agreement, and granted it by his signature on the following twentieth day, this deed that I DO AUTHORIZE. I ATTEST.
     (Personal signature of Mr. RAMIRO TOLEDO RAMIREZ, Public Accountant).
     (P. Bandala (signature).
     (Authorizing seal).
ARTICLE 2554 OF CIVIL CODE.- “In the general powers of attorney for lawsuits and collections, it shall be sufficient to state that it is granted with all general and special powers, including those powers which according to the law require a special clause, to be deemed as granted without limitation whatsoever.
In the general powers of attorney for administration of property, it shall be sufficient to state that they are granted with such character in order for the attorney-in-fact is authorized for any kind of administrative powers.
In the general powers of attorney for acts of domain it shall be sufficient to state that they are granted with such character in order for the attorney-in-fact to have all faculties as owner, either in connection with the property and to carry out any kind of actions to prevent them.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

Whenever the powers of attorneys-in-fact shall be limited in any of the three cases above-mentioned, the limitations shall be stated within the power of attorney granted or the power of attorney shall be special.
The notaries shall insert the text of this article within the deeds of the powers of attorney granted.”
APPENDIX DOCUMENTS
“ONE”
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

BY-LAWS
CHAPTER I
NAME, DOMICILE, DURATION, CORPORATE PURPOSES, NATIONALITY AND JURISDICTION
     FIRST.- NAME.- The corporation name shall be ALCOA CSI DE MEXICO EN ENSENADA, to be followed by the words “Sociedad Anónima de Capital Variable” or its abbreviation by initials “S.A. de C.V.”
     SECOND.- DOMICILE.- The address of the Corporation is Ensenada, Baja California, Mexico, but the Corporation may establish any branches and agencies and carry out operations in any other place within the Mexican Republic or abroad and may establish domiciles for correspondence without this to be deemed as change of corporate address.
     THIRD.- DURATION.- The duration of the Corporation is for an indefinite term.
     FOURTH.- CORPORATE PURPOSES.- The activities of the corporate purposes are all kind of industrial activities and it is authorized to carry out the following activities:
     a) To carry out all type of industrial and commercial businesses, such as the manufacture, production, assembly, package, processing, import, export, purchase, sale, distribution and in general to trade with plastic products, including plastic caps within beverage bottles business or bottles of any other nature and related products, as well as components and parts used in packages and the like.
     b) To purchase, sell, import, export, store, distribute and deliver equipment, parts, components, products, raw material and any other goods according to industry applicable provisions.
     c) To design, develop, manufacture, produce, assembly, maintain and repair all type of products and merchandise.
     d) To supply and receive all type of technical, administrative or other services.
     e) To apply for, obtain, encumber and exploit all type of licenses as may be required to carry out its activities and negotiate with such licenses in any case permitted by law.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     f) To lease, sub-lease, use, possess, acquire, sell, encumber and operate under any agreement or manner all type of real estate or personal property; including shops, warehouses, offices and other facilities, including the acquisition of goods or rights in rem.
     g) To grant and take loans in money with or without a security.
     h) To guarantee third party obligations, upon prior authorization by the Board of Directors, but such authorization will not be required to guarantee obligations of those companies or entities where the Corporation owns directly or indirectly more than fifty percent (50%) of voting rights.
     i) To acquire, use, register, license, exploit and otherwise negotiate with trademarks, trade names, patents, copyrights or any other industrial or intellectual property rights.
     j) In general, to carry out all type of acts and enter into all type of agreements and covenants permitted by law.
     FIFTH.- NATIONALITY.- The Corporation is organized under the laws of Mexican Republic and is of Mexican nationality. Current or future foreign shareholders of the Corporation agree with the Ministry of Foreign Affairs to be considered as nationals regarding the shares they acquire in the Corporation and not to invoke for such reason the protection of their Government, subject to the loss of such shares to the benefit of Mexican Nation.
     SIXTH.- JURISDICTION.- The commercial laws will be applicable as to anything regarding the construction and compliance with these By-laws. It shall be deemed that the Corporation, its shareholders, directors and officers expressly agree to be subject, in any case, to the jurisdiction of competent courts of Mexico City, Federal District.
CHAPTER II
CAPITAL STOCK AND SHARES
     SEVENTH.- CAPITAL STOCK AMOUNT.- The capital stock of the Corporation will be variable with fixed minimum in the amount of Fifty thousand Mexican Pesos and 00/100 (Mex$50,000.00) represented by ordinary, registered shares, One Mexican Peso and 00/100 (Mex$1.00) par value each, and unlimited maximum capital. Capital stock may be
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

increased by future contributions of shareholders or admission of new shareholders or reduced by partial or total withdrawal of such contributions.
     EIGHTH.- SHARES.- Minimum fixed and variable capital stock will be represented by ordinary, registered shares. All the shares of the Corporation may be subscribed or acquired indistinctly by Mexican or foreign individuals or corporations, except for foreign governments and sovereigns.
     Scripts and certificates of share shall contain the above mentioned provision. Any action carried out contravening this provision will be null and void.
     NINTH.- RIGHTS AND OBLIGATIONS.- All shares shall have the same value and confer same rights and obligations to holders.
     For each share held, holder will be entitled to cast one vote at the Meetings of Shareholders.
     TENTH.- SCRIPTS AND CERTIFICATES OF SHARE.- Scripts and certificates of share will represent all shares of capital stock. Such scripts and certificates shall contain the text of Fifth and Eighth Clauses of these By-laws; and shall comply with any requirements under the terms of article one hundred twenty five of the Ley General de Sociedades Mercantiles <General Business Corporations Law> and shall be signed by the Sole Administrator or, if any, by two directors. The signatures of such persons may be by facsimile, provided that such signatures are recorded with Public Registry of Commerce of the corporate address. The certificates of share shall be accompanied by consecutive numbered coupons.
     ELEVENTH.- STOCK RECORD BOOK AND CAPITAL VARIATIONS RECORD BOOK.- The Corporation shall keep a Shares Registry to register all operations regarding subscription or acquisition of shares, indicating the names, addresses and nationality of assignor and assignee shareholders. The Corporation shall be entitled to treat the holder of record of any shares of capital stock of the Corporation as the holder in fact thereof.
     The Corporation shall keep a Capital Variations Record Book under the terms of article two hundred nineteen of the General Business Corporations Law.
     TWELFTH.- CAPITAL INCREASES.- All increases to minimum fixed capital stock shall be authorized by an Extraordinary Meeting of Shareholders. Any increase to variable
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

portion of capital stock shall be authorized by resolution of the Ordinary Meeting of Shareholders.
     In case of increase to capital stock, the shareholders will have a preemptive right to subscribe the new shares issued, in proportion of the number of shares they hold, in accordance with following rules:
     a) The subscription of shares upon declaring a capital increase, will be made in accordance with the procedures established by the Meeting of Shareholders approving the increase in question, in accordance with applicable laws.
     b) The Corporation will publish, if any, a notice in the Official Gazette of the Federation and will send a notice by fax and certified mail acknowledgement receipt required (via airmail in case of shareholders residing abroad) to shareholders recorded in the Stock Record Book of the Corporation. Shareholders shall exercise their preemptive rights within the time set forth in such notice, which in no case may be lower than thirty days.
     c) The shares that are not subscribed in accordance with the procedure above established will be offered according to instructions of the Board of Directors of the Corporation, provided that the shares in question may not be offered under more favorable terms than those offered to the shareholders of the Corporation.
     THIRTEENTH.- CAPITAL REDUCTIONS.- All reduction to capital stock shall be made in accordance with the procedures established by the Meeting of Shareholders approving such increase, that will be an Ordinary Meeting in case of reduction to variable portion and an Extraordinary Meeting in the case of reduction to minimum fixed portion. Such reduction shall be made in proportion to shareholders equity interest in capital stock.
CHAPTER III
MEETINGS OF SHAREHOLDERS
     FOURTEENTH.- HOLDING OF MEETINGS.- The Meeting of Shareholders is the supreme governing body of the Corporation. The Meetings of Shareholders will be held at the corporate address. The Annual Ordinary Meeting of Shareholders will be held within the four months following the closing of each fiscal year. Except in the cases provided for in the General Business Corporations Law, the Ordinary and Extraordinary Meetings will be held whenever they are called by the Sole Administrator or, if any, by the Board of
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

Directors, the Examiner or any shareholders or group of shareholders holding at least thirty three percent of shares of capital stock.
     FIFTEENTH.- NOTICE OF MEETING; RESOLUTIONS WITHOUT A MEETING.- The notice of Meetings of Shareholders will be published in the Official Gazette of the Federation or in any major circulation newspaper of the corporate address, at least fifteen calendar days before the date fixed by the Meeting. The notice will indicate the place, date and time of the Meeting, containing the Agenda and will be signed by the person calling the Meeting. The notices will be sent via fax, telex or telegram to shareholders residing abroad and confirmed in writing by certified airmail.
     The Meeting of Shareholders may be duly held even if the notice is not published, if holders of all shares of capital stock of the Corporation are present or represented thereat.
     Shareholders representing all outstanding shares of capital stock may adopt resolutions by unanimous vote without a Meeting of Shareholders. Such resolutions shall be as effective as if adopted at a Meeting of Shareholders, provided that they are confirmed in writing and signed by such shareholders.
     SIXTEENTH.- ADMISSION TO MEETINGS.- To be admitted to the Meetings, shareholders shall be duly registered as such in the Stock Record Book that the Corporation will keep under the terms of Article one hundred twenty eight of the General Business Corporations Law.
     SEVENTEENTH.- ATTENDING THE MEETINGS BY PROXY.- Shareholders may authorize other persons to act for him by proxy duly designated in a general or special power of attorney, or by proxy signed before two witnesses. The members of the Board of Directors, the Sole Administrator, if any, the Examiners and the Chief Executive Officer of the Corporation may not act as proxies of shareholders at the Meetings.
     EIGHTEENTH.- CONDUCT OF MEETINGS.- The Meetings shall be presided over by the Sole Administrator or, if any, by the Chairman of the Board of Directors or by the officer authorized to substitute the Chairman; otherwise, the Meeting shall be presided over by the person designated by majority vote of those present. The Secretary of the Board of Directors, or in the absence of the Secretary, any other person designated by majority vote of shareholders present thereat, will act as Secretary of the Meeting. The Chairman shall designate one or more scrutineers among those present to determine the existence or non-existence of quorum.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     NINETEENTH.- QUORUM AND VOTE, ORDINARY MEETINGS.- The Ordinary Meetings of Shareholders will be deemed lawfully convened if in the original or adjourned Meeting, at least fifty percent (50%) of outstanding shares of capital stock are represented thereat.
     The resolutions of the Ordinary Meetings whether original or adjourned, shall be valid if adopted by affirmative vote of shares representing the majority shares represented at the Meeting.
     The Ordinary Meeting, besides resolving on any increase or reduction to variable portion of capital stock and on any matters not reserved for the Extraordinary Meeting, may also discuss the following matters under the terms of Article one hundred eighty one of the General Business Corporations Law:
     a) To discuss, approve or amend the report of the Board of Directors or of the Sole Administrator, if any, referred to in Article 172 of the General Business Corporations Law, taking into account the report of Examiner and to take any decisions as they may deem advisable.
     b) Election of the members of the Board of Directors or Sole Administrator, if any, and Examiner under the terms of Clauses twenty Second and Twenty-Ninth of these By-laws and determination of performance bond, if any, to be granted with the purpose to guarantee performance of duties; and
     c) Determination of compensation of Sole Administrator or of Directors, if any, and of Examiner.
     TWENTIETH.- QUORUM AND VOTE, EXTRAORDINARY MEETINGS.- The Extraordinary Meetings of Shareholders will be deemed lawfully convened if in the original meeting, at least seventy five percent (75%) of outstanding shares of capital stock are represented thereat. In case of an adjourned meeting for once or more times, at least fifty percent (50%) of outstanding shares of capital stock shall be represented thereat in order for the meeting to be deemed lawfully convened.
     The resolutions of the Extraordinary Meetings whether original or adjourned, shall be valid if adopted by affirmative vote of shares representing at least fifty percent (50%) of outstanding shares of capital stock.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     Extraordinary Meetings shall be authorized to resolve on the businesses set out in Article one hundred eighty two of the General Business Corporations Law.
     TWENTY-FIRST.- MINUTES.- The minutes of all Meetings of Shareholders will be prepared and transcribed to the respective Minutes Book, mentioning any resolutions adopted thereat, the shareholder attendance list and number of shares represented. The minutes of the Meetings will be signed by all those present at the Meeting in question or, if so authorized by those present at the Meeting, by the Chairman and the Secretary of the Meeting. A file for each Meeting will be prepared containing the documents corresponding to such Meeting.
CHAPTER IV
MANAGEMENT OF THE CORPORATION
     TWENTY-SECOND.- ELECTION.- The business and affairs of the Corporation shall be managed by a Sole Administrator or the Board of Directors, as the Meeting of Shareholders may determine. In case a Board of Directors is designated, it will be comprised by an odd number of members as the Ordinary Meeting of Shareholders authorizing the election, may approve.
     The Ordinary Meeting of Shareholders will decide whether to designate Alternate members and if so, their number. In case a Board of Directors is designated, each Alternate member designated will act in substitution of any regular Directors designated.
     If a Board of Directors is designated and it is comprised by three or more Directors, each shareholder or group of shareholders representing twenty five percent (25%) of capital stock of the Corporation, will be entitled to elect one Director and, if any, the respective Alternate Director.
     TWENTY-THIRD.- TERM OF OFFICE.- The term of office of the Sole Administrator or the Directors, if any, shall be for one year, and they may be re-elected for successive periods of one year and they shall keep office until their substitutes are designated and qualified, even if such designation is not carried out in time or until they are removed by shareholders, according to applicable law.
     TWENTY-FOURTH.- OFFICERS.- If a Board of Directors is designated, the members of the Board shall elect a Chairman among its members.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     The Chairman of the Board of Directors shall keep office for the same period and under same conditions set out in Twenty-Third Clause above. The Ordinary Meeting of Shareholders or, the Board of Directors, if any shall elect a Secretary who may have an Assistant Secretary and neither needs to be a Director. The Board of Directors or, the Sole Administrator, if any, may also designate one or more Vice Presidents, one Treasurer and one or more Assistant Treasurers and any other offices as it may deem appropriate, who need not to be members of the Board.
     During temporary absence of the Chairman, his duties will be performed by his Alternate. If no Alternate Chairman is designated or in the absence of the latter, the Vice President or Vice Presidents who are also members of the Board, in the order of hierarchy, shall perform the duties and exercise the powers of the Chairman of the Board, unless otherwise provided for by the Board. In case of final absence of the Chairman, he will be substituted by a new elected chairman.
     During temporary absence of the Secretary, his duties will be performed by his Alternate and in the absence of both, by the person designated by the Meeting of Shareholders or the Board of Directors. In case of final absence of the Secretary, he will be substituted by a new elected secretary.
     The Vice President or Vice Presidents, the Secretary, the Treasurer, the Assistant Secretary(ies), the Assistant Treasurer(s) and other officers designated by the Board will act under the supervision of the Chairman and will perform the duties assigned to them by the Chairman or the Board of Directors.
     TWENTY-FIFTH.- MEETINGS OF THE BOARD OF DIRECTORS.- If a Board of Directors is designated, the meetings of the Board will be called by the Chairman, the Secretary, the Examiner or any two Directors. The notice of meetings of the Board will be sent via fax, telegraph or telex, by mail (certified airmail in the case of Directors residing abroad) or by any other means assuring that the members of the Board will be notified, at least, five calendar days before the meeting.
     The meetings may be held without need of a call for meeting if all Directors or their respective alternate Directors are present thereat.
     The minutes of all Meetings of the Board of Directors will be prepared and transcribed to the respective Minutes Book of the Corporation. Such minutes shall mention the names of Directors who attended the meeting and any resolutions adopted thereat; the
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

minutes will be signed by all those present or, if so authorized, by the Chairman and the Secretary of the Meeting.
     TWENTY-SIXTH.- BOND; INDEMNIFICATION.- The Sole Administrator or the Directors, if any, of the Corporation shall not be obliged to guarantee performance of their duties, unless otherwise determined by the Meeting of Shareholders electing them, in such a case, the bond granted will continue effective during the term of office and until the Ordinary Meeting of Shareholders authorizes the financial statements for fiscal years during which they performed their duties.
     The Corporation agree to indemnify, and hold each of the Directors, Sole Administrator, if any, and their alternates harmless against any loss, claim, damage, liability or expense (including reasonable attorneys’ fees), as a result of the performance of their duties except for any losses, claims, damages, liabilities or expenses as a result of gross negligence or bad faith on the part of the Director, Sole Administrator or Alternate member in question.
     The Corporation shall not be liable for any extra judicial agreement if it is entered into without prior written consent.
     In the case any action or procedure is initiated against any Director, the Sole Administrator or any assistance officer, demanding indemnification from the Corporation or, if any Director, the Sole Administrator or any assistance officer is notified on any likely claim that in the opinion of such Director, the Sole Administrator or assistance officer may result in the initiation of a legal action or procedure, such Director, the Sole Administrator or assistance officer, as the case may be, shall notify in writing as soon as possible the Corporation regarding such legal action or procedure or the existence of such claim. In the case any action or procedure is initiated against the Director, the Sole Administrator or assistance officer, the Corporation may assume the defense through the legal counsels of its choice (in such a case, the Corporation shall not be liable for the fees, costs and expenses of any other legal counsels hired by the Director, the Sole Administrator or assistance officer in question).
     TWENTY-SEVENTH.- POWERS.-
     The Sole Administrator or the Board of Directors, if any, shall be granted the following powers:
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     a) A General Power of Attorney for Acts of Administration and Acts of Domain to administer the business, property and rights of the Corporation; a General Power of Attorney for Lawsuits and Collections to be exercised before any type of Federal, State or Municipal administrative, judicial and labor authorities or any other authorities, under the terms of three first paragraphs of Article 2554 of Civil Code for Mexico City, Federal District and relative articles of Civil Codes of the States of Mexican Republic, with all general powers, including the powers to be set forth according to law, under the terms of Article 2587 of Civil Code for Mexico City, Federal District and relative articles of Civil Codes of the States of Mexican Republic, including without limitation the power to desist, to settle, to submit to arbitration, answer and make interrogatories, to challenge, make and receive payments, assign property, initiate the ‘amparo’ lawsuit and desist therefrom, to present or initiate criminal complaints and desist therefrom, to grant pardons, to act as a co-party of the Attorney General; and to issue, endorse, guarantee or otherwise subscribe negotiable instruments under the terms of Article 9 of the General Negotiable Instruments and Credit Operations Law.
     b) To elect the Chairman, Vice Chairman or Vice Chairmen and the Secretary of the Board of Directors, if any, as well as other officers of the Corporation.
     c) To grant and revoke general or special powers of attorney.
     d) To establish branches and agencies of the Corporation at any place within Mexico or abroad.
     e) To delegate, if any, to one or more members of the Board of Directors, the power to act in particular situations for which such powers are generally reserved to the Board.
     f) To call the Ordinary and Extraordinary Meetings of Shareholders.
     g) To open and cancel banking accounts in the name of the Corporation, to make deposits and draw cheques against such accounts, and designate the persons authorized to make deposits and draw against the said accounts.
     h) To execute and supervise the compliance with any resolutions adopted by the Meeting of Shareholders.
     i) In general, to carry out any actions as may be necessary or advisable to comply with the corporate purposes of the Corporations and for which the Board of
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

Directors or the Sole Administrator, is authorized either under this instrument or under the law.
     TWENTY-EIGHTH.- QUORUM AND VOTE; RESOLUTIONS WITHOUT A MEETING.- The meetings of the Board of Directors, if any, shall be valid if majority members are present thereat and their resolutions shall be valid if adopted by affirmative vote of Directors present thereat.
     The Directors may adopt resolutions without a Meeting of the Board of Directors, provided that such resolutions are adopted by unanimous vote of the members of the Board. Such resolutions shall be as effective as if adopted at a Meeting of the Board of Directors, provided that they are confirmed in writing and signed by such Directors.
CHAPTER V
SURVEILLANCE
     TWENTY-NINTH.- EXAMINERS’ ELECTION.- The surveillance of the Corporation will be in charge of an Examiner, who may have his respective alternate if so authorized by the Ordinary Meeting of Shareholders.
     THIRTIETH.- EXAMINER’S TERM OF OFFICE, DUTIES AND POWERS.- The Examiner shall hold office from the date of an Annual Ordinary Meeting of Shareholders to the following, unless he is previously removed by the Ordinary Meeting of Shareholders; he may be reelected for indefinite time and will remain in office until his substitute is qualified.
     THIRTY-FIRST.- EXAMINERS’ POWERS AND OBLIGATIONS.- The Examiner’s powers and obligations are those referred to in Article 166 and any other applicable provisions of the General Business Corporations Law.
     THIRTY-SECOND.- EXAMINERS’ BOND.- The Examiner and his alternate are not obliged to grant a bond to guarantee their duties, unless the Meeting of Shareholders electing them may determines so, in such a case the bonds granted shall continue effective until the Meeting of Shareholders approves the financial statements for fiscal years during which they performed their duties.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

CHAPTER VI
FISCAL YEAR AND FINANCIAL STATEMENTS
     THIRTY-THIRD.- FISCAL YEARS.- Fiscal years shall run from January first to December thirty first of each year.
     THIRTY-FOURTH.- FINANCIAL STATEMENTS.- At closing of each fiscal year, the financial information will be prepared under the terms of Article 172 of the General Business Corporations Law, to be submitted with the Annual Ordinary Meeting of Shareholders for approval.
     THIRTY-FIFTH.- PROFIT SHARING.- After any legal deductions, including the payment of Income Tax and workers sharing profit of the Corporation, the Ordinary Meeting shall allocate five percent (5%) of net profit reflected in the Financial Statements for the legal reserve, until reaching twenty percent (20%) of capital stock; the remaining will be applied in the manner it may deem appropriate.
CHAPTER VII
DISSOLUTION AND LIQUIDATION
     THIRTY-SIXTH.- DISSOLUTION.- The Corporation will be dissolved in any case provided for in Article two hundred twenty nine of the General Business Corporations Law.
     THIRTY-SEVENTH.- LIQUIDATORS.- Once the Corporation is dissolved, the Extraordinary Meeting of Shareholders will designate one or more persons, as it may deem advisable for the Corporation liquidation, conferring upon such persons the powers and term of office.
     THIRTY-EIGHTH.- LIQUIDATION.- Liquidators will proceed with liquidation of the Corporation, according to the rules established by the Extraordinary Meeting of Shareholders. Except for the instructions expressly given by the Extraordinary Meeting of Shareholders, the liquidation will be carried out in accordance with the following general rules:
     a) Conclusion of any pending businesses in the most favorable form as possible for shareholders.
     b) Sale of assets of the Corporation and application of proceeds for liquidation purposes.
     c) Collection of credits and payment of debts.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

     d) Preparation of liquidation final balance to be submitted with the Extraordinary Meeting of Shareholders for discussion and approval.
     e) Distribution of remaining, if any, between shareholders in proportion of their equity interest in capital stock of the Corporation.
     THIRTY-NINTH.- GENERAL PROVISIONS DURING LIQUIDATION.- During the liquidation period, the Extraordinary Meetings of Shareholders will be held in accordance with Chapter III of these By-laws and liquidators will be conferred upon the same powers as during ordinary existence of the Corporation conferred upon the Sole Administrator or the Board of Directors. During the liquidation period, the Examiner and his alternate, if any, will continue carrying out their duties.
     FORTIETH.- REGISTRATION CANCELLATION. Once the liquidation is concluded, liquidators will cancel the registration of articles of incorporation and, if any, any amendments thereto with the Public Registry of commerce of the corporate address.
     THIS IS THE FIRST CERTIFIED COPY ISSUED TO “ALCOA CSI DE MEXICO EN ENSENADA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, AS THE INTERESTED PARTY, FOR MR. ROBERT S. WETHERBEE AS THE SOLE ADMINISTRATOR AND FOR MESSRS. JESUS RAMIREZ, RAMIRO TOLEDO RAMIREZ, ROBERT E. SMITH, JAVIER MARTINEZ DEL CAMPO LANZ, MANUEL ROMANO MIJARES, PEDRO SANTAMARINA NORIEGA, IGNACIO GOMEZ MORIN, MARIA TERESA GOMEZ FERNANDEZ DEL CASTILLO, CYNTHIA RENEE BOUCHOT PRECIAT, LILIANA ARENAS MUÑOZ, PALMIRA CAMARGO RUIZ GODOY, ENRIQUE AVILA DEL CASTILLO AND ALEJANDRO VELASCO MANZANO, AS ATTORNEYS-IN-FACT IN SIXTEEN PAGES, DULY COMPARED AND CORRECTED. MEXICO CITY, FEDERAL DISTRICT, ON SEPTEMBER, TWENTY-EIGHTH, NINETEEN NINETY-EIGHTH.- I ATTEST.
     /S/
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

GOVERNMENT OF THE STATE OF BAJA CALIFORNIA
PUBLIC REGISTRY OF PROPERTY AND COMMERCE

THIS OFFICE OF REGISTRY HEREBY CERTIFIES THAT THIS DOCUMENT IS RECORDED IN:
PART:	5053334
SECTION:	COMMERCE	OFFICIAL RECEIPT NO.: 39168
REGISTRATION DATE: OCTOBER 15, 1998 08:48:57		DATE: OCTOBER 1, 1998
GROUNDS:		TIME: 12:40:39

DEED	INCORPORATION OF A CORPORATION

NOTARIAL INSTRUMENT DATA	FIRST CERTIFIED COPY OF A NOTARIAL INSTRUMENT NUMBER 19,936, VOLUME 462, DATED SEPTEMBER 23, 1998, AT MEXICO CITY, FEDERAL DISTRICT, GRANTED BEFORE NOTARY PUBLIC NUMBER 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT.

CORPORATE NAME “ALCOA CSI DE MEXICO EN ENSENADA S.A. DE C.V.
Domicile: ENSENADA, B.C.

CORPORATE PURPOSES I) TO CARRY OUT ALL TYPE OF INDUSTRIAL AND COMMERCIAL BUSINESSES, SUCH AS
THE MANUFACTURE, PRODUCTION, ASSEMBLY, PACKAGE, PROCESSING, IMPORT, EXPORT, PURCHASE, SALE, DISTRIBUTION AND IN GENERAL TO TRADE WITH PLASTIC PRODUCTS, INCLUDING PLASTIC CAPS WITHIN BEVERAGE BOTTLES BUSINESS OR BOTTLES OF ANY OTHER NATURE AND RELATED PRODUCTS, AS WELL AS COMPONENTS AND PARTS USED IN PACKAGES AND THE LIKE.

II) TO PURCHASE, SELL, IMPORT, EXPORT, STORE, DISTRIBUTE AND DELIVER EQUIPMENT, PARTS, COMPONENTS, PRODUCTS, RAW MATERIAL AND ANY OTHER GOODS ACCORDING TO INDUSTRY APPLICABLE PROVISIONS.

III) TO DESIGN, DEVELOP, MANUFACTURE, PRODUCE, ASSEMBLY, MAINTAIN AND REPAIR ALL TYPE OF PRODUCTS AND MERCHANDISE.

AMONG OTHER ACTIVITIES AS DESCRIBED IN FOURTH CLAUSE, CHAPTER I OF THE BY-LAWS ENCLOSED HERETO.

DURATION	INDEFINITE DURATION

CAPITAL STOCK	50,000.00 MEXICAN PESOS

INTEGRATION AND
CONTRIBUTION TO
CAPITAL STOCK	THE CAPITAL STOCK IS FULLY SUBSCRIBED AND PAID IN AS FOLLOWS:

SHAREHOLDERS	SHARES	AMOUNT
ALUTODO, S.A. DE C.V.	49,999	$49,999.00
H-C INDUSTRIES DE MEXICO,	1	1.00
S.A. DE C.V.
TOTAL.50,000	50,000	$50,000.00
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

GOVERNMENT OF THE STATE OF BAJA CALIFORNIA
PUBLIC REGISTRY OF PROPERTY AND COMMERCE

THIS OFFICE OF REGISTRY HEREBY CERTIFIES THAT THIS DOCUMENT IS RECORDED IN:
PART:	5053334
SECTION:	COMMERCE	OFFICIAL RECEIPT NO.: 39168
REGISTRATION DATE: OCTOBER 15, 1998 08:48:57		DATE: OCTOBER 1, 1998
GROUNDS:		TIME: 12:40:39

MANAGEMENT	THE BUSINESS AND AFFAIRS OF THE CORPORATION WILL BE MANAGED BY THE SOLE ADMINISTRATOR, MR. ROBERT S. WETHERBEE, IS DESIGNATED AS THE SOLE ADMINISTRATOR, WHO WILL BE GRANTED ALL POWERS CONFERRED UPON THE SOLE ADMINISTRATOR OF ANY CORPORATION UNDER THE TERMS OF LAW AND THE BY-LAWS.

MR. CARLOS ARREOLA ENRIQUEZ IS DESIGNATED AS THE EXAMINER OF THE CORPORATION

THE FOLLOWING OFFICERS ARE DESIGNATED:

JESUS RAMIREZ CHIEF EXECUTIVE OFFICER
ROBERT E. SMITH VICE PRESIDENT
RAMIRO TOLEDO RAMIREZ TREASURER
JAVIER MARTINEZ DEL
CAMPO LANZ SECRETARY
CYNTHIA RENEE BOUCHOT
PRECIAT ASSISTANT SECRETARY

PERMIT BY THE	THE PERMIT GRANTED BY THE MINISTRY OF FOREIGN
S.R.E. (Secretaría	AFFAIRS NO. 09031032, FILE NO. 9809030333, FOLIO NO.
de Relaciones	29583 DATED SEPTEMBER 4, 1998, ISSUED AT THE
Exteriores)	CITY OF TLATELOLCO, MEXICO CITY, FEDERAL DISTRICT.

PARTNERS OR	* ALUTODO S.A. DE C.V.
SHAREHOLDERS	Domicile:-
“ H-C INDUSTRIES DE MEXICO S.A. DE C.V.
Domicile:-
HEREIN REPRESENTED BY MR. RAMIRO TOLEDO RAMIREZ.
OFFICE OF REGISTRAR, ENSENADA, B.C.
THE REGISTRAR, OF PUBLIC REGISTRY OF PROPERTY
AND COMMERCE OF ENSENADA, B.C.
/S/
MR. MANUEL NAVA VALLEJO, ESQ.
ANALYZED BY: MS. ANA CASTAÑEDA CASTAÑON, ESQ. /S/                      v.191879
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

<Emblem>
MINISTRY OF FOREIGN AFFAIRS
MEXICO
PERMIT: 09031032
FILE 9809030333
FOLIO 09583
     Per your request filed by Mr. JAVIER MARTINEZ DEL CAMPO LANZ, this Ministry hereby grants the permit to incorporate a corporation (S.A. de C.V.) under the name ALCOA CSI DE MEXICO EN ENSENADA SA DE CV.
     This permit, will be subject that the Articles of Incorporation includes a foreigner shareholder exclusion clause under the terms of Article 30 or the agreement set out in Article 31, both of the Regulations to the Law to Promote Mexican Investment and Regulate Foreign Investment.
     The Notary Public or Commercial Notary Public before whom this permit is used shall notify the Ministry of Foreign Affairs within 90 business days from the authorization date of the corresponding Notarial Instrument.
     The foregoing is notified under the terms of Articles 27, Section I of the Constitution of the United Mexican States, 15 of the Foreign Investment Law and under the terms of Article 28, Section V of the Organic Law of Federal Public Administration.
     This permit will not be longer effective if it is not used within 90 business days following the issuance date hereof and it is granted without preventing the provisions of Article 91 of the Ley de la Propiedad Industrial <Industrial Property Law>.
TLALTELOLCO, MEXICO CITY, FEDERAL DISTRICT, on September 4, 1998.
EFFECTIVE SUFFRAGE. NO RE-ELECTION
THE DIRECTOR OF PERMITS. ART. 27
/S/
MR. JOSE FCO. CAMPOS GARCIA ZEPEDA, ESQ.
PA-1
148927
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.

<CERTIFICATE OF REGISTRATION IN THE MEXICAN FEDERAL TAXPAYERS REGISTRY ISSUED BY THE TAX ADMINISTRATION SERVICE OF THE MINISTRY OF TREASURY AND PUBLIC CREDIT THAT READS:>

RECORD IN THE FEDERAL TAXPAYERS REGISTRY
THE TAX ADMINISTRATION SERVICE HEREBY INFORMS YOU THE FEDERAL TAXPAYERS REGISTRATION NUMBER DETERMINED ACCORDING TO THE INFORMATION THAT YOU PROVIDED, WHICH HAVE BEEN RECORDED AS FOLLOWS:
NAME OR CORPORATE NAME:
          ALCOA CSI DE MEXICO EN ENSENADA SA DE CV
ADDRESS
          SC SN RANCHO BONARDI ENSENADA BC ENTRE CARRET NO 3 TECATE E
TAX ID. No.: ACM9809286N7
LOCAL TAX COLLECTION AGENCY ENSENADA
ACTIVITY            Manufacture of plastic products not previously listed
STATUS OF THE REGISTRY
ACTIVE

REGISTRATION DATE	DATE OF STARTING OPERATIONS
12-10-1998	12-10-1998
OBLIGATIONS

CANCELLATION
		REGISTRATION	REGISTRATION
CODE	DESCRIPTION	DATE	DATE
101	INDIVIDUAL, BUSINESS CORPORATIONS	12-10-1998
160	WITHHOLDER BY SALARY	12-10-1998
163	WITHHOLDER FROM ABROAD	12-10-1998
166	WITHHOLDER FOR LEASE	12-10-1998
167	WITHHOLDER BY FEES	12-10-1998
201	VALUE ADDED TAX	12-10-1998

ACTIONS	FILING DATE	RECEIVED FOR PROCESS
OBLIGATIONS REDUCTION	12-10-1998	254361
REGISTRATION	12-10-1998	254360

ENSENADA, B.C., ON OCTOBER 9, 1998	THE LOCAL TAX COLLECTION ADMINISTRATION
ENSENADA
/S/
006681029141A	MR. ROBERTO OLIVA MIRANDA
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. ANA PATRICIA BANDALA TOLENTINO. NOTARY PUBLIC NO. 195 IN AND FOR MEXICO CITY, FEDERAL DISTRICT. MEXICO.